EXECUTION COPY





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                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          RIDDELL ACQUISITION SUB, INC.

                                       AND

                               RIDDELL SPORTS INC.






                           Dated as of April 27, 2001





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

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I. SALE AND PURCHASE OF STOCK..........................................1
     SECTION 1.01       SALE AND PURCHASE OF STOCK AND ADDITIONAL ASSETS.......1
     SECTION 1.02       PAYMENT OF PURCHASE PRICE..............................2
     SECTION 1.03       FUNDED DEBT ADJUSTMENT.................................2
     SECTION 1.04       TAXES AND FEES.........................................4

ARTICLE II. CLOSING............................................................5
     SECTION 2.01       CLOSING................................................5
     SECTION 2.02       DELIVERIES AT CLOSING..................................5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE SELLER......................6
     SECTION 3.01       ORGANIZATION AND QUALIFICATION.........................6
     SECTION 3.02       SELLER SUBSIDIARIES....................................7
     SECTION 3.03       ORGANIZATIONAL DOCUMENTS...............................7
     SECTION 3.04       CAPITALIZATION.........................................7
     SECTION 3.05       AUTHORITY; BINDING OBLIGATION..........................8
     SECTION 3.06       NO CONFLICT............................................8
     SECTION 3.07       SEC FILINGS; FINANCIAL STATEMENTS; BOOKS AND RECORDS...9
     SECTION 3.08       ABSENCE OF UNDISCLOSED LIABILITIES....................10
     SECTION 3.09       ASSETS................................................10
     SECTION 3.10       ABSENCE OF CERTAIN DEVELOPMENTS.......................11
     SECTION 3.11       LITIGATION; COMPLIANCE WITH LAW.......................14
     SECTION 3.12       ENVIRONMENTAL MATTERS.................................15
     SECTION 3.13       CONTRACTS; NO DEFAULT.................................16
     SECTION 3.14       LABOR RELATIONS.......................................17
     SECTION 3.15       PENSION AND BENEFIT PLANS.............................17
     SECTION 3.16       TAXES AND TAX MATTERS.................................20
     SECTION 3.17       INSURANCE.............................................21
     SECTION 3.18       PRODUCTS LIABILITY AND WARRANTY.......................22
     SECTION 3.19       ARRANGEMENTS WITH RELATED PARTIES.....................22
     SECTION 3.20       BROKER'S FEES.........................................23
     SECTION 3.21       CORPORATE RECORDS.....................................23
     SECTION 3.22       TANGIBLE PERSONAL PROPERTY............................23
     SECTION 3.23       REAL PROPERTY.........................................23
     SECTION 3.24       RECEIVABLES...........................................25
     SECTION 3.25       INVENTORIES AND RETURNS...............................26
     SECTION 3.26       CERTAIN INTERESTS.....................................26
     SECTION 3.27       CUSTOMERS.............................................27
     SECTION 3.28       SUPPLIERS.............................................27
     SECTION 3.29       INTELLECTUAL PROPERTY.................................27
     SECTION 3.30       FULL DISCLOSURE.......................................30
     SECTION 3.31       QUALITY ASSURANCE.....................................30

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE BUYER.......................30
     SECTION 4.01       ORGANIZATION AND QUALIFICATION........................30
     SECTION 4.02       ORGANIZATIONAL DOCUMENTS..............................30
     SECTION 4.03       AUTHORITY; BINDING OBLIGATION.........................30
     SECTION 4.04       NO CONFLICT...........................................31
     SECTION 4.05       LITIGATION............................................31
     SECTION 4.06       INVESTMENT REPRESENTATIONS............................31
     SECTION 4.07       BROKER'S FEES.........................................31
     SECTION 4.08       FINANCING COMMITMENT..................................31
     SECTION 4.09       NO "ACTUAL KNOWLEDGE" OF BREACH.......................32

ARTICLE V. COVENANTS AND AGREEMENTS...........................................32
     SECTION 5.01       CONDUCT OF THE BUSINESS UNTIL THE CLOSING DATE........32
     SECTION 5.02       COMMERCIALLY REASONABLE EFFORTS TO SATISFY
                          CONDITIONS..........................................34
     SECTION 5.03       TAX MATTERS...........................................35
     SECTION 5.04       NO SOLICITATION OF COMPETING TRANSACTIONS.............39
     SECTION 5.05       INSURANCE.............................................39
     SECTION 5.06       NON-COMPETITION AGREEMENTS............................40
     SECTION 5.07       CHANGE OF NAME........................................40
     SECTION 5.08       OTHER ACTIONS.........................................40
     SECTION 5.09       ACCESS AND INFORMATION................................40
     SECTION 5.10       PUBLICITY.............................................41
     SECTION 5.11       EMPLOYEE BENEFIT MATTERS..............................41
     SECTION 5.12       TRANSACTION EXPENSES..................................42
     SECTION 5.13       PAYMENT OF BROKER FEES................................42
     SECTION 5.14       PERMIT TRANSFER, ASSIGNMENT OR REISSUANCES............42
     SECTION 5.15       NON-COMPETITION.......................................42
     SECTION 5.16       DIRECTORS' AND OFFICERS' INSURANCE
                          AND INDEMNIFICATION.................................44
     SECTION 5.17       APPAREL SUPPLY AGREEMENT..............................45
     SECTION 5.18       ADDITIONAL ASSETS.....................................45
     SECTION 5.19       TRANSFER OF MEMBERSHIP INTERESTS......................46
     SECTION 5.20       USE OF PROCEEDS AND REPRESENTATION AND
                          WARRANTY INSURANCE..................................46
     SECTION 5.21       ESTOPPEL CERTIFICATES.................................47
     SECTION 5.22       NOTIFICATION OF CLAIMS................................47

ARTICLE VI. CONDITIONS  48
     SECTION 6.01       CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER
                          THIS AGREEMENT......................................48
     SECTION 6.02       CONDITIONS TO OBLIGATIONS OF THE BUYER................48
     SECTION 6.03       CONDITIONS TO OBLIGATIONS OF THE SELLER...............51

ARTICLE VII. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION......52
     SECTION 7.01       SURVIVAL..............................................52
     SECTION 7.02       AGREEMENT TO INDEMNIFY................................54
     SECTION 7.03       LIMITATIONS ON INDEMNIFICATION........................55
     SECTION 7.04       INDEMNIFICATION PROCEDURE.............................55
     SECTION 7.05       FUTURE OPERATION OF THE BUSINESS......................56

ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER...............................57
     SECTION 8.01       TERMINATION...........................................57
     SECTION 8.02       AMENDMENT.............................................58
     SECTION 8.03       EXTENSION; WAIVER.....................................58

ARTICLE IX. GENERAL PROVISIONS................................................58
     SECTION 9.01       NOTICES...............................................58
     SECTION 9.02       HEADINGS..............................................59
     SECTION 9.03       SEVERABILITY..........................................59
     SECTION 9.04       ENTIRE AGREEMENT......................................60
     SECTION 9.05       ASSIGNMENT............................................60
     SECTION 9.06       PARTIES IN INTEREST...................................60
     SECTION 9.07       MUTUAL DRAFTING.......................................60
     SECTION 9.08       GOVERNING LAW; JURISDICTION...........................60
     SECTION 9.09       ARBITRATION...........................................60
     SECTION 9.10       ENFORCEMENT...........................................61
     SECTION 9.11       COUNTERPARTS..........................................61
     SECTION 9.12       SINGULAR AND PLURAL...................................61

ARTICLE X. DEFINITIONS........................................................61

                                LIST OF EXHIBITS

Exhibit A - Commitment Letters
Exhibit B - [intentionally omitted]
Exhibit C - Transitional Trademark License Agreement
Exhibit D - Opinion of Seller's Counsel
Exhibit E - Bill of Sale and Assignment
Exhibit F - Apparel Supply Agreement
Exhibit G - Escrow Agreement
Exhibit H - Funded Debt, Excluded Assets and Profit Adjustments





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

                                LIST OF SCHEDULES

Schedule I                 Additional Assets
Schedule 1.01              Subsidiary Stock
Schedule 1.03              Funded Debt Adjustment
Schedule 1.04              Taxes and Fees
Schedule 3.07(b-1)         Unaudited Seller Subsidiary Consolidated Financial
                             Statements
Schedule 3.07(b-2)         Audited Financial Statements
Schedule 3.25              List of Inventories
Schedule 4.09              No "Actual Knowledge" of Breach
Schedule 5.05              Insurance
Schedule 5.06              Non-Competition Agreements
Schedule 5.16              D&O Insurance Policies
Schedule 6.02(q)           List of Real Property Covered by a Title Insurance
Schedule 6.02(r)(i)        Estoppel Certificates With Respect to Real Property
                             Leases
Schedule 6.02(r)(ii)       Estoppel Certificates With Respect to Lease/Sublease
                             Agreements

Seller Disclosure Letter

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, dated as of April 27, 2001 (this "Agreement"), is entered into by and among Riddell Acquisition Sub, Inc., a corporation organized under the laws of the State of Delaware (the "Buyer"), and Riddell Sports Inc., a corporation organized under the laws of the State of Delaware (the "Seller") (the Buyer and the Seller individually hereinafter referred to as "Party" and collectively hereinafter referred to as the "Parties").

         WHEREAS, the Seller is engaged through the Seller Subsidiaries in the business of the design, marketing, reconditioning, distribution and retailing of football and baseball helmets, shoulder pads, practice wear, athletic uniforms and other sports equipment and sports collectible products and trademark licensing (the "Business");

         WHEREAS, the Buyer desires to purchase all of the capital stock of each of the wholly-owned Subsidiaries of the Seller which are engaged in the Business, specifically: Riddell, Inc., All American Sports Corporation, Ridmark Corporation, RHC Licensing Corporation, MacMark Corporation, Proacq Corp. and Equilink Licensing Corporation (collectively, the "Seller Subsidiaries") and certain additional assets of the Seller and its Affiliates, including, without limitation, the Riddell.com Internet site and related software, documentation and agreements, all as set forth in SCHEDULE I (the "Additional Assets"), and the Seller desires to sell all of the capital stock of each Seller Subsidiary and the Additional Assets to the Buyer (collectively, the "Stock Purchase");

         WHEREAS, the respective Boards of Directors of the Buyer and the Seller have duly approved the Stock Purchase and the related transactions described herein;

         WHEREAS, each of the Buyer and the Seller desires to make certain representations, warranties and covenants in connection with the Stock Purchase; and

         WHEREAS, certain terms used in this Agreement are defined in Article X hereof.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows.

                                   ARTICLE I.

                           SALE AND PURCHASE OF STOCK

SECTION 1.01    SALE AND PURCHASE OF STOCK AND ADDITIONAL ASSETS.

The Seller agrees to sell all of the capital stock of each of the Seller Subsidiaries as set forth on SCHEDULE 1.01(A) (collectively, the "Subsidiary Stock") and the Additional Assets, and the Buyer agrees to purchase the Subsidiary Stock and the Additional Assets, on the terms and subject to the conditions set forth herein.

SECTION 1.02    PAYMENT OF PURCHASE PRICE.

         (a) The aggregate purchase price for the Subsidiary Stock and the Additional Assets shall be $61,000,000 (the "Purchase Price"). The Purchase Price is subject to adjustment in accordance with Section 1.03 below.

         (b) Prior to the Closing Date and consistent with the proviso set forth in Section 5.03(a)(ii) below, the Buyer shall prepare and deliver to the Seller a proposed schedule for allocating the Purchase Price which will be based upon the consolidated balance sheet of the Seller Subsidiaries as of March 31, 2001, which balance sheet shall be prepared in accordance with the provisions of Sections 1.03(a)(i) and 3.07(b)(the first and third sentences thereof) (the "Basis"). The Seller will have fifteen (15) Business Days to review the Buyer's proposed Basis. If the Seller disagrees with the proposed Basis, the Buyer and the Seller shall within five (5) Business Days discuss and attempt to resolve the dispute in good faith. If no agreement is reached at the end of the five (5) Business Day discussion period, any dispute will be referred to the Independent Auditor, whose determination shall be final and binding. Within 60 days after the later of (i) the Closing Date and (ii) the resolution of any dispute regarding the determination of the final Basis in accordance with this Section 1.02(b), the Buyer shall in good faith prepare and deliver to the Seller a schedule for allocating the Purchase Price in accordance with the final Basis (the "Allocation Schedule"). The Seller will have fifteen (15) Business Days to review the Buyer's proposed Allocation Schedule. If the Seller disagrees with any of the Buyer's allocations in the proposed Allocation Schedule, the Buyer and the Seller shall within five (5) Business Days discuss and attempt to resolve the disputed allocations in good faith. If no agreement is reached at the end of the five (5) Business Day discussion period, any allocations in dispute will be referred to the Independent Auditor, whose determination shall be final and binding. The Buyer and the Seller will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the final Allocation Schedule.

SECTION 1.03    FUNDED DEBT ADJUSTMENT.

         (a) On or before the tenth Business Day prior to the Closing, the Seller shall provide to the Buyer (i) an estimated unaudited consolidated balance sheet of the Seller Subsidiaries as of the Closing Date, adjusted to exclude the Excluded Assets (the "Estimated Closing Balance Sheet"), (ii) an estimated unaudited consolidated profit and loss statement of the Seller Subsidiaries (the "Estimated P/L Statement"), adjusted to reflect the Profit Adjustments, for the period commencing January 1, 2001 and ending the Closing Date (the "Target Period"), and (iii) an estimated calculation (the "Estimated Funded Debt Calculation") of the Funded Debt to be outstanding as of the close of business on the Closing Date (the "Closing Funded Debt"), as certified by the chief financial officer of the Seller, which Closing Funded Debt shall be computed from amounts reflected in the Estimated Closing Balance Sheet and Estimated P/L Statement and shall not exceed (x) $16,907,000, in the event the Closing occurs on or prior to June 7, 2001, (y) $17,541,000, in the event the Closing occurs after June 7, 2001 but before June 23, 2001, or (z) $18,036,000, in the event the Closing occurs on or after June 23, 2001. The Estimated Closing Balance Sheet and Estimated P/L Statement shall be determined in good faith on a reasonable basis using the then available information of the Seller, and shall be certified by the chief financial officer of the Seller.

         (b) As promptly as practicable after the Closing (but in no event later than 30 days after the Closing), the Buyer shall provide to the Seller (i) an unaudited consolidated balance sheet of the Seller Subsidiaries as of the Closing, adjusted to exclude the Excluded Assets (the "Closing Balance Sheet"),
(ii) an unaudited consolidated profit and loss statement of the Seller Subsidiaries for the Target Period, adjusted to reflect the Profit Adjustments (the "Closing P/L Statement"), and (iii) a final calculation of the Closing Funded Debt, as certified by the chief financial officer of the Buyer and reconciled against the Closing Balance Sheet and Closing P/L Statements and applicable bank statements (the "Buyer's Certification").

         (c) The Estimated Closing Balance Sheet, Closing Balance Sheet, Estimated P/L Statement and Closing P/L Statement (i) will be prepared in accordance with the books of account and other financial records of the Seller Subsidiaries, (ii) will present fairly in all material respects the consolidated financial condition of the Seller Subsidiaries as of the Closing Date or the period then ended, (iii) will have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Sellers Subsidiaries, the Seller Subsidiary Consolidated Financial Statements and the Audited Financial Statements, and (iv) will include all adjustments (consisting of only normal recurring adjustments and adjustments to reflect the Profit Adjustments and exclude the Excluded Assets) that are necessary for a fair and accurate presentation of the financial condition of the Seller Subsidiaries for the period covered thereby; provided, however, that the Estimated Closing Balance Sheet, Closing Balance Sheet, Estimated P/L Statement and the Closing P/L Statement will be subject to normal year-end non-material adjustments and may lack complete footnotes in accordance with GAAP.

         (d) Within 21 days after delivery of the Closing Balance Sheet, Closing P/L Statement and Buyer's Certification, the Seller may notify the Buyer in writing of any changes or objections thereto, specifying in reasonable detail any such objections or changes. If the Seller has no objections or changes to the Closing Balance Sheet, Closing P/L Statement or Buyer's Certification, or if the Buyer and the Seller agree on the resolution of all objections or changes, then such Closing Balance Sheet, Closing P/L Statement and Buyer's Certification shall be final and binding and shall be referred to as the "Final Closing
Balance Sheet", the "Final Closing P/L Statement" and "Final Buyer's Certification", respectively. If the Buyer and the Seller shall fail to reach an agreement with respect to all objections or changes within the 14-day period immediately following the date of the Buyer's receipt of the Seller's objections or changes to the Closing Balance Sheet, the Closing P/L Statement and Buyer's Certification, then all disputed objections or changes shall be submitted for resolution to the Independent Auditor. The Seller and the Buyer shall use reasonable efforts to cause the Independent Auditor, within 21 days of its appointment, to use its best judgment in resolving the disputes submitted to it. The Closing Balance Sheet, Closing P/L Statement and Buyer's Certification, as adjusted pursuant to the judgment of the Independent Auditor, shall be final and binding and shall be referred to as the "Final Closing Balance Sheet", "Final Closing P/L Statement" and "Final Buyer's Certification", respectively. In the event that the Independent Auditor resolves all disputes presented to it in the manner proposed by one Party, the fees and expenses of the Independent Auditor relating to the resolution of such dispute shall be paid by the other Party. In all other events, the fees and expenses of the Independent Auditor shall be shared in the same proportion that the Seller's position, on the one hand, and the Buyer's position, on the other, initially presented to the Independent Auditor bears to the final resolution as determined by the Independent Auditor.

         (e) The Buyer agrees to permit the Seller and the Seller's Accountant, legal counsel and the Independent Auditor, if any, to have reasonable access during normal business hours to its books and records as they relate to the Business and the related books and records, including, without limitation, the work papers of their respective accountants, and to have reasonable access to the Buyer's representatives or its accountants, in connection with the preparation and review of the Closing Balance Sheet, Closing P/L Statement, Buyer's Certification, Final Closing Balance Sheet, Final Closing P/L Statement and Final Buyer's Certification. The expenses incurred pursuant to this Section 1.03(e) shall initially be incurred by the Party requesting such work papers or access, provided, however, that if the parties shall use the services of an Independent Auditor pursuant to Section 1.03(d), such expenses incurred pursuant to this Section 1.03(e) shall be deemed to be expenses of the Independent Auditor and shall be allocated in the manner provided in Section 1.03(d).

         (f) If the Closing Funded Debt as set forth in the Estimated Funded Debt Calculation exceeds $8,831,000 (the "Target Amount"), at the Closing the Buyer shall pay to the Seller the amount of such excess (the "Funded Debt Excess"), minus $1,000,000 (the "Escrow Deposit", and together with any interests or earnings thereon, the "Escrow Amount"), which Escrow Deposit shall be deposited at the Closing with the Escrow Agent in an account (the "Escrow Account") in accordance with the Escrow Agreement.

         (g) Upon determination of the Final Closing Balance Sheet, Final Closing P/L Statement and Final Buyer's Certification in accordance with Section 1.03(d), the Purchase Price shall be adjusted as follows: The Escrow Agent shall release to the Seller from the Escrow Account the amount, if any, required to be paid to the Seller which together with the payment made by the Buyer to the Seller at Closing pursuant to Section 1.03(f) equals the Funded Debt Excess as determined based on the Final Buyer's Certification. The balance of the Escrow Account, if any, shall be paid to the Buyer. In the event that the Funded Debt Excess as determined based on the Final Buyer's Certification exceeds the sum of
(i) the payment made by the Buyer to the Seller at Closing pursuant to Section 1.03(f) and (ii) the Escrow Amount at the time of disposition of the Escrow Account, the Buyer shall pay to the Seller the amount of such excess. The Seller shall pay to the Buyer the amount, if any, the Seller received at Closing pursuant to Section 1.03(f) in excess of the Funded Debt Excess as determined based on the Final Buyer's Certification. Any amounts to be paid pursuant to this Section 1.03(g) shall be paid within five (5) Business Days following the determination of the Final Closing Balance Sheet and the Final Closing P/L Statement.

         (h) An illustration of the adjustment under this Section 1.03 is set forth on Schedule 1.03. In no event shall the increase in the Purchase Price pursuant to this Section 1.03 exceed $15,000,000.

SECTION 1.04    TAXES AND FEES.

At the Closing, the Buyer will pay $285 as payment for the sales, use, transfer, documentary or other similar Tax and recording and filing fees set forth on
Schedule 1.04 and applicable to the transfer of the Subsidiary Stock and the Additional Assets; PROVIDED that all other sales, use, transfer, documentary or other similar Tax and recording and filing fees, if any, shall be the responsibility of the Seller.

                                   ARTICLE II.

                                     CLOSING

SECTION 2.01    CLOSING.

The Closing shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 effective at 11:59 p.m. on the Closing Date.

SECTION 2.02    DELIVERIES AT CLOSING.

         (a) At the Closing, the Buyer shall deliver to the Seller:

                  (i) the Purchase Price, payable as set forth in Section 1.02;

                  (ii) a certificate of an authorized officer of the Buyer certifying to the fulfillment of the conditions set forth in Sections 6.03(a) and (b);

                  (iii)  a copy  of the  resolutions  of the  Buyer's  Board  of
Directors,   authorizing  the  execution,   delivery  and  performance  of  this
Agreement, certified by an authorized officer of the Buyer;

                  (iv) the Escrow Agreement, duly executed by the Buyer and the Seller;

                  (v) [intentionally omitted];

                  (vi) [intentionally omitted];

                  (vii) the Transitional Trademark License Agreement referred to in Section 5.07; and

                  (viii) such other instruments and certificates as may be reasonably requested by the Seller.

         (b) At the Closing, the Seller shall deliver to the Buyer:

                  (i)  all  certificates   representing  Subsidiary  Stock  duly
endorsed in blank or accompanied by stock powers duly endorsed in blank;

                  (ii) a certificate of the Seller certifying to the fulfillment of the conditions set forth in Sections 6.02(a) and (b);

                  (iii) a copy of the resolutions of (i) the Seller's Board of Directors and (ii) the Board of Directors of each Seller Subsidiary, authorizing the execution, delivery and performance of this Agreement, certified by an authorized officer of the Seller or such Seller Subsidiary, as the case may be;

                  (iv) copies of the Closing Consents;

                  (v) the Escrow Agreement, duly executed by the Buyer and the Seller;

                  (vi) [intentionally omitted];

                  (vii) [intentionally omitted];

                  (viii) the opinion of Seller's counsel, Swidler Berlin Shereff Friedman, LLP, to be delivered pursuant to Section 6.02(j);

                  (ix) the certificates to be delivered pursuant to Sections 6.02(m), (n) and (o);

                  (x) the minute books, stock register certificate books and stock record books of each Seller Subsidiary;

                  (xi) the estoppel  certificates  to be  delivered  pursuant to
Section 6.02(r);

                  (xii) the Bill of Sale and Assignment to be delivered pursuant to Section 6.02(v);

                  (xiii) the Transitional Trademark License Agreement referred to in Section 5.07;

                  (xiv) the  documents  evidencing  the releases  referred to in
Section 6.02(p);

                  (xv) the documents evidencing the materials to be delivered pursuant to Section 6.02(x); and

                  (xvi) such other instruments and certificates as may be reasonably requested by the Buyer.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the Disclosure Letter delivered by the Seller to the Buyer prior to the execution and delivery of this Agreement (the "Seller Disclosure Letter"), the Seller hereby represents, warrants to and agrees with the Buyer as follows:

SECTION 3.01    ORGANIZATION AND QUALIFICATION.

The Seller is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The Seller is duly licensed or qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section 3.01 of the Seller Disclosure Letter and in each jurisdiction where the nature of its business or the ownership, operation or leasing of its Assets makes such qualification necessary, except where failure to so qualify would not be reasonably expected to have a Seller Material Adverse Effect.

SECTION 3.02    SELLER SUBSIDIARIES.

         (a) Section 3.02 of the Seller Disclosure Letter lists each Seller Subsidiary. Section 3.02 of the Seller Disclosure Letter sets forth (a) the authorized capital stock or other equity interests of each Seller Subsidiary,
(b) the number of issued and outstanding shares of capital stock or other equity interests of each Seller Subsidiary, (c) the names and holders of the shares of capital stock or other equity interests of each Seller Subsidiary and (d) the percentage of the issued and outstanding capital stock or other equity interests of each Seller Subsidiary owned by the Seller and each Seller Subsidiary. Each Seller Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation (as listed in Section 3.02 of the Seller Disclosure Letter), and has the requisite power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Seller Subsidiary is duly licensed or qualified to conduct business as a foreign Person and is in good standing in each jurisdiction (i) where it owns or leases Real Property and (ii) where the nature of its business or the ownership, operation or the leasing of its Assets makes such qualification necessary except where failure to so qualify would not be reasonably expected to have a Seller Material Adverse Effect.

         (b) The Seller does not own, control or hold the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any Person engaged in the Business, other than the Seller Subsidiaries.

SECTION 3.03    ORGANIZATIONAL DOCUMENTS.

The Seller has furnished to the Buyer a true and complete copy of the certificate of incorporation and bylaws of each Seller Subsidiary, as in effect on the date of this Agreement. Neither the Seller nor any Seller Subsidiary is in violation of any of the provisions of its respective organizational documents.

SECTION 3.04    CAPITALIZATION.

         (a) Except as set forth in Section 3.04 of the Seller Disclosure Letter, all the outstanding shares of each Seller Subsidiary's capital stock are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Seller or a Seller Subsidiary free and clear of all Liens. None of the outstanding shares of any Seller Subsidiary's capital stock have been issued in violation of any federal or state securities Laws. Upon transfer of the Subsidiary Stock to the Buyer, the Buyer will acquire good, valid, legal, equitable and marketable title to the Subsidiary Stock, free and clear of all Liens. Since the date of this Agreement, there have been no changes to the authorized capital stock of any Seller Subsidiary. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of any Seller Subsidiary.

         (b) No options or rights of any kind to acquire any shares of capital stock of any Seller Subsidiary have been issued, granted or otherwise committed. There are no options, warrants, calls, rights, commitments or agreements of any character to which the Seller or any Seller Subsidiary is a party, or by which the Seller or any Seller Subsidiary is bound, obligating the Seller or any Seller Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of any Seller Subsidiary. There are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of capital stock of any Seller Subsidiary. There are no obligations, contingent or otherwise, of the Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Seller Subsidiary or any other entity.

SECTION 3.05    AUTHORITY; BINDING OBLIGATION.

The Seller has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly approved by the Seller's Board of Directors and have been duly authorized by all necessary corporate action. This Agreement and the other Transaction Documents have been and will be, as the case may be, duly executed and delivered by the Seller and constitute legal, valid and binding obligations of the Seller (assuming this Agreement and the other Transaction Documents have been and will be, as the case may be, duly executed and delivered by the Buyer and constitute legal, valid and binding obligations of the Buyer), enforceable in accordance with their respective terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 3.06    NO CONFLICT.

The execution, delivery and performance by the Seller of this Agreement, the fulfillment of and compliance with the terms and provisions hereof, and the consummation by the Seller of the transactions contemplated hereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or by-laws of the Seller or any Seller Subsidiary; (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the Persons set forth in Section 3.06 of the Seller Disclosure Letter, conflict with or violate any Law applicable to the Seller or any Seller Subsidiary, or any of their Assets, businesses or affairs, except as would not be reasonably expected to have a Seller Material Adverse Effect; (iii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the Persons set forth in Section 3.06 of the Seller Disclosure Letter, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would be reasonably expected to become a default) or result in the termination, acceleration or loss of benefit under any agreement to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary, or any of their Assets, businesses or affairs, may be bound, except as would not be reasonably expected to have a Seller Material Adverse Effect; or
(iv) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the Persons set forth in
Section 3.06 of the Seller Disclosure Letter, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Lien of any nature upon, or with respect to, the Seller or any Seller Subsidiary or any of its Assets, businesses or affairs.

SECTION 3.07    SEC FILINGS; FINANCIAL STATEMENTS; BOOKS AND RECORDS.

         (a) The Seller has filed all forms, reports, statements and other documents required to be filed with the SEC since January 1, 1999, and has heretofore delivered to the Buyer (to the extent not publicly available in EDGAR format on the SEC's web site), in the form filed with the SEC since such date, together with any amendments thereto, all of its (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q, (iii) proxy statements relating to meetings of stockholders (whether annual or special), (iv) reports on Form 8-K and (v) other reports or registration statements filed by the Seller (collectively, whether or not required to be delivered to Buyer, the "Seller SEC Reports"). As of their respective filing dates, the Seller SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and (ii) with respect to the Business, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, the Seller SEC Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Attached as SCHEDULE 3.07(B-1) hereto are true and complete copies of the unaudited consolidated balance sheets of the Seller Subsidiaries as of December 31, 1998 and December 31, 1999 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Seller Subsidiaries for the twelve-month periods then ended, including all related notes and schedules (the "Seller Subsidiary Consolidated Financial Statements"). Attached as Schedule 3.07(b-2) are true and correct copies of (x) the audited consolidated statement of operations of the Seller Subsidiaries for the 12-month period ended December 31, 2000, adjusted to reflect the Profit Adjustments (the "Audited Statement of Operations"), (y) the audited consolidated balance sheet of the Seller Subsidiaries as of December 31, 2000, adjusted to exclude the Excluded Assets (the "Audited Balance Sheet"), and (z) the audited statement of cash flows of the Seller Subsidiaries for the twelve-month period ended December 31, 2000 (the "Audited Statement of Cash Flows," and together with the Audited Statement of Operations and the Audited Balance Sheet, the "Audited Financial Statements"), in each case accompanied by the unqualified report thereon by the Seller's Accountant and a true and correct copy of the customary management representation letter from the Seller's management to the Seller's Accountant with respect to the Audited Financial Statements. The Seller Subsidiary Consolidated Financial Statements, including all related notes and schedules,
(i) were prepared in accordance with the books of account and other financial records of the Seller Subsidiaries, (ii) present fairly in all material respects the consolidated financial condition and results of operations of the Seller Subsidiaries as at the respective dates thereof and for the periods covered thereby, (iii) have been prepared in accordance with GAAP applied on a basis consistent with the Audited Financial Statements and the past practices of the Seller Subsidiaries throughout the periods involved (except as may be noted therein) and (iv) include all adjustments (consisting of only normal recurring adjustments and adjustments to reflect the Profit Adjustments and exclude the Excluded Assets) that are necessary for a fair and accurate presentation of the financial condition of the Seller Subsidiaries and the results of operations and cash flows of the Seller Subsidiaries as of the dates thereof or for the periods covered thereby. The Audited Financial Statements, including all related notes and schedules, (a) were prepared in accordance with the books of account and other financial records of the Seller Subsidiaries, (b) present fairly in all material respects the consolidated financial condition and results of operations of the Seller Subsidiaries as at the respective dates thereof and for the periods covered thereby, (c) have been prepared in accordance with GAAP applied on a basis consistent with the Seller Subsidiary Consolidated Financial Statements and the past practices of the Seller
Subsidiaries throughout the periods involved (except as may be noted therein) and (d) include all adjustments (consisting of only normal recurring adjustments and adjustments to reflect the Profit Adjustments and exclude the Excluded Assets) that are necessary for a fair and accurate presentation of the financial condition of the Seller Subsidiaries and the results of operations and cash flows of the Seller Subsidiaries as of the dates thereof or for the periods covered thereby.

         (c) The books of account and other financial records of the Seller Subsidiaries (i) accurately reflect all material items of income and expense and all assets and liabilities of the Seller Subsidiaries and the Business, (ii) are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

         (d) Except as set forth in Section 3.07(d) of the Seller Disclosure Letter, all income and assets set forth in the Seller Subsidiary Consolidated Financial Statements and Audited Financial Statements arise out of or are used solely in the Business.

         (e) The average of the balance of the Funded Debt as of October 31, 2000, November 30, 2000 and December 31, 2000 equals the Target Amount.

SECTION 3.08    ABSENCE OF UNDISCLOSED LIABILITIES.

Except as set forth in Section 3.08 of the Seller Disclosure Letter, there are no liabilities or obligations of any nature whatsoever (whether absolute or contingent, matured or unmatured) of any Seller Subsidiary that are not reflected, or reserved against, on the Audited Balance Sheet, except for those liabilities or obligations that have been incurred after the Audited Balance Sheet Date in the Ordinary Course of Business consistent with the past practices of such Seller Subsidiary, and which do not and will not materially impair the ability of the Seller to perform its obligations under this Agreement or under any other Transaction Document.

SECTION 3.09    ASSETS.

(a) Each Seller Subsidiary has good, valid and marketable title to, or a valid leasehold interest in, all Assets respectively owned or leased by them, including, without limitation, all Assets reflected in the Audited Balance Sheet and all Assets acquired by any Seller Subsidiary since the Audited Balance Sheet Date (except for non-material Assets reflected in the Audited Balance Sheet or acquired since such date which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Liens other than Liens reflected on the Seller Subsidiary Consolidated Financial Statements and Permitted Liens. The Seller has good, valid and marketable title to all of the Additional Assets (except for non-material Additional Assets reflected in the Audited Balance Sheet or acquired since such date which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Liens other than Liens reflected on the Seller Subsidiary Consolidated Financial Statements and Permitted Liens.

All personal property of each Seller Subsidiary is in good operating condition and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used. Except as set forth in
Section 3.09 of the Seller Disclosure Letter, the Assets of the Seller Subsidiaries, taken as a whole, and the Additional Assets constitute all of the Assets relating to or used or held for use in connection with the Business during the past twelve months or necessary for the conduct of the Business. Except for Assets disposed of in the Ordinary Course of Business and the Additional Assets, the Assets of the Seller Subsidiaries constitute all the Assets necessary to conduct the Business on a stand-alone basis as presently conducted and as conducted during the past three years.

         (b) Immediately following the consummation of the transactions contemplated by this Agreement, each Seller Subsidiary will continue to own, pursuant to good and marketable title, or lease, under valid and subsisting leases disclosed in Section 3.09 of the Seller Disclosure Letter, subject to obtaining the consents to the leases set forth in Section 3.06 of the Seller Disclosure Letter, or otherwise retain its interest in, the Assets of such Seller Subsidiary without incurring any penalty or other adverse consequences, including, without limitation, any increase in any material respect in rentals, royalties or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Subject to obtaining the consents of the members of MacGregor Corporation to the transfer to the Buyer or the Buyer's designees of the membership interests held by David Groelinger, David Mauer and Leonard Toboroff in MacGregor Corporation or the substitution of the Buyer's designees as members of MacGregor Corporation in lieu of such transfer, immediately following the consummation of the transactions contemplated by this Agreement, the Buyer will own, pursuant to good and marketable title, the Additional Assets without incurring any penalty or other adverse consequences, including, without limitation, any increase in any material respect in rentals, royalties or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

SECTION 3.10    ABSENCE OF CERTAIN DEVELOPMENTS.

Since the Audited Balance Sheet Date, except as expressly contemplated by this Agreement or as disclosed in Section 3.10 of the Seller Disclosure Letter, the Seller Subsidiaries have conducted Business only in the Ordinary Course of Business and consistent with past practices. Since the Audited Balance Sheet Date, except as set forth in Section 3.10 of the Seller Disclosure Letter, no event or events have occurred which individually or in the aggregate have had or would be reasonably expected to have a Seller Material Adverse Effect. For purposes of the immediately preceding sentence, payments made in the Ordinary Course of Business which would be deemed a Seller Material Adverse Effect solely by reason of the fact that such amounts exceeded the applicable $100,000 and $250,000 thresholds for Seller Material Adverse Effect shall not be deemed to have a Seller Material Adverse Effect. Notwithstanding the foregoing, except as set forth in Section 3.10 of the Seller Disclosure Letter or as expressly contemplated by this Agreement, since the Audited Balance Sheet Date, neither the Seller nor any Seller Subsidiary has, with respect to any of the Seller Subsidiaries or the Business:

         (a) increased in any manner the compensation or fringe benefits of, or paid any bonus to, any Managerial Employee, other than in the Ordinary Course of Business;

         (b) granted any  severance or  termination  pay to, or entered into any
severance  agreement  with,  any  Managerial  Employee,   or  entered  into  any
employment agreement with any such Managerial Employee;

         (c) established, adopted, entered into or amended any Benefit Plan or other arrangement of the Seller Subsidiaries, except as may be required to comply with applicable Law;

         (d) granted to any Managerial Employee any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan or other arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plan or other arrangement or agreement or awards made thereunder);

         (e) promoted or fired any Managerial Employee;

         (f) declared, set aside or paid any dividend on, or made any other distribution in respect of, outstanding shares of the Subsidiary Stock;

         (g) sold, leased, exchanged, mortgaged, pledged, transferred or otherwise disposed of any of the Assets, other than the sale of Inventories and other personal property in the Ordinary Course of Business consistent with past practice;

         (h) made or agreed to make any new capital expenditures related to the Business to the extent that such new capital expenditures exceed $100,000 in the aggregate;

         (i) amended, terminated (other than in accordance with its terms) or modified in any material respect or consented to the termination of any Seller Contract, Real Property Lease or Lease/Sublease Agreement, or the rights thereunder;

         (j) permitted or allowed any Assets to be subjected to any Liens other than Permitted Liens;

         (k) discharged or otherwise obtained the release of any Lien;

         (l) paid or otherwise discharged any (i) liability incurred in the Ordinary Course of Business, except in the Ordinary Course of Business consistent with past practice, or (ii) any other liability;

         (m) settled any claims outside the Ordinary Course of Business or settled any suits, judgments or other legal actions, without the prior written consent of the Buyer;

         (n) made any loan to, guaranteed any indebtedness of, or otherwise incurred any indebtedness on behalf of any other Person, other than Intercompany Debt included in the calculation of Funded Debt;

         (o) other than in the Ordinary Course of Business, failed to pay any creditor (including, without limitation, trade creditors) any amount owed to such creditor upon the later of when such amount became due or within the applicable grace period;

         (p) except as set forth in Section 3.13 of the Seller Disclosure Letter, issued any purchase orders for Inventory outside the Ordinary Course of Business consistent with past practices or entered into any Seller Contract outside the Ordinary Course of Business;

         (q) entered into any Contract or transaction with any Employee or any director, officer or shareholder of the Seller or any Seller Subsidiary (or with any relative, beneficiary, spouse or Affiliate of such Person, PROVIDED that, for purposes of this Section 3.10(q), a shareholder of the Seller who owns less than 5% of the capital stock of the Seller and who is not otherwise an Affiliate shall not be deemed an Affiliate), including, without limitation, any retention or non-competition agreement or arrangement or any agreement or arrangement which may involve payments or other obligations upon a Change in Control, with respect to which the Buyer or any Seller Subsidiary may at any time be obligated to make payment in whole or in part;

         (r) except as reflected in the Audited Balance Sheet, written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practices) the value of any Inventories (other than in the Ordinary Course of Business consistent with past practices and in accordance with GAAP) or the stated amounts of any Receivables or revalued any Assets, except against reserves for doubtful accounts recorded in the Ordinary Course of Business consistent with past practices;

         (s) amended, terminated, canceled or compromised any claims or waived any other rights individually in excess of $25,000;

         (t) made any change in its method of accounting or accounting practice or policy;

         (u) failed to maintain the Assets in all material respects in accordance with past business practice and in good operating condition and repair;

         (v) other than indebtedness included in the calculation of Funded Debt, incurred any indebtedness for borrowed money;

         (w) amended or restated its certificate of incorporation or bylaws;

         (x) disclosed any secret or confidential Patents, Copyrights, Marks, Licensed IP Agreements, Seller IP Agreements or Know-How (except by way of issuance of a patent) or permitted to lapse or become abandoned any material Patents, Copyrights, Marks, Licensed IP Agreements, Seller IP Agreements or Know-How (or any registration or grant thereof or any application relating thereto) to which, or under which, any Seller Subsidiary has any right, title, interest or license;

         (y) made any election or settled or compromised any material liability with respect to Taxes;

         (z) suffered any material casualty, loss or damage with respect to any of its Assets, whether or not such loss or damage was covered by insurance;

         (aa) merged with, entered into a consolidation with or acquired any equity interest in, any Person or otherwise acquired a substantial portion of the capital stock, assets or business of any Person or any division or line of business thereof, or otherwise acquired any assets;

         (bb) issued or sold or purchased, redeemed or otherwise acquired any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of any other interest in the Seller Subsidiaries;

         (cc) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.10 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.10, except as expressly contemplated by this Agreement.

SECTION 3.11    LITIGATION; COMPLIANCE WITH LAW.

         (a) As of the date hereof, except as set forth in Section 3.11 of the Seller Disclosure Letter, there are: (i) no claims, actions, suits, investigations, or proceedings pending or, to the Seller's knowledge, threatened against, relating to or affecting the Seller or any of the Seller Subsidiaries or the Business or Assets and (ii) no orders of any Governmental Entity or arbitrator outstanding against the Seller or any Seller Subsidiary, the Business or the Assets that would be reasonably expected to have a Seller Material Adverse Effect or prevent or enjoin, or delay in any respect, consummation of the transactions described herein. As of the date hereof, Section 3.11 of the Seller Disclosure Letter includes a description of all claims, actions, suits, investigations or proceedings involving the Seller or any Seller Subsidiary or the Business or the Assets, or any Employee or officer, director or stockholder of the Seller or any Seller Subsidiary, in connection with the Business occurring, arising or existing during the past five (5) years through the date hereof, other than claims, actions, suits, investigations or proceedings which do not concern any product or equipment manufactured, shipped, sold or delivered by the Seller or any Seller Subsidiary and which are or have been covered in full (other than with respect to self-insured retentions) by insurance.

         (b) Except as set forth in Section 3.11(b) of the Seller Disclosure Letter, for the past five (5) years, the Seller and each Seller Subsidiary have complied and are in compliance in all respects with all Laws applicable to the Business or the Assets, the failure to comply with which, individually or in the aggregate, would be reasonably expected to have a Seller Material Adverse Effect. Neither the Seller nor any Seller Subsidiary has received notice that it cannot or is not expected to become a member of the "fair labor association" referred to in Section 3.11(b) of the Seller Disclosure Letter, and to the knowledge of the Seller, Riddell, Inc. is eligible to become a member of such association. No customer of the Seller Subsidiaries or the Business has terminated or not renewed, given notice of termination or non-renewal of, or, to the knowledge of the Seller, threatened to terminate or not renew, any Contract or license with the Seller Subsidiaries or the Business as a result of the failure of the Seller or the Seller Subsidiaries to be a member of such association. To the knowledge of the Seller, no customer of the Seller
Subsidiaries or the Business has adopted any rules or regulations relating to such association that, if any Seller Subsidiary became a member of such association, would be reasonably expected to have a Seller Material Adverse Effect. Neither the Seller nor any Seller Subsidiary has received notice from any Governmental Entity or other Person of any violation of Law applicable to the Seller, the Seller Subsidiaries, the Business or the Assets, except for violations which would not be reasonably expected to have a Seller Material Adverse Effect. The Seller and each Seller Subsidiary have obtained and hold all Licenses (all of which are in full force and effect) from all Government Entities applicable to the Business or the Assets, the failure of which to obtain and hold would be reasonably expected to have a Seller Material Adverse Effect. No material violations are or have been recorded in respect of any such License and no proceeding is pending to revoke or limit any such License.

SECTION 3.12    ENVIRONMENTAL MATTERS.

Except as set forth in Section 3.12 of the Seller Disclosure Letter:

         (a) Each of the Seller and each Seller Subsidiary is in compliance, and has at all times complied, with all Environmental Laws applicable to the real property presently owned, leased or operated by the Seller or any Seller Subsidiary (the "Property"), the Assets and the Business, except where the failure to comply would not be reasonably expected to have a Seller Material Adverse Effect.

         (b) To the knowledge of the Seller, neither the Seller nor any Seller Subsidiary or any Property has any liability under any Environmental Law which, individually or in the aggregate, would be reasonably expected to have a Seller Material Adverse Effect.

         (c) There are no pending or, to the knowledge of the Seller, threatened, actions, suits, claims, legal proceedings or other proceedings based on, and neither the Seller nor any Seller Subsidiary has received any notice, whether written or oral, of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, liabilities or information request from any Governmental Entity or any other Person arising out of, in connection with or attributable to: (i) the current or past presence at any part of the Property of any Hazardous Material; (ii) the off-site disposal of any Hazardous Material originating on or from the Property; or (iii) any violation of or non-compliance with Environmental Laws at any part of the Real Property or otherwise arising from the Seller's or any Seller Subsidiary's activities which, individually or in the aggregate, would be reasonably expected to have a Seller Material Adverse Effect.

         (d) Neither the Seller nor any Seller Subsidiary, nor to the knowledge of the Seller or any Seller Subsidiary, any other person or entity, has engaged in, authorized, allowed or suffered any operations or activities upon any part of the Real Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Material at, on, under or from any part of the Real Property, except in full compliance with all applicable Environmental Laws.

         (e) To the knowledge of the Seller and each Seller Subsidiary, there are no conditions existing at any Real Property or with respect to the Business or the Assets that require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws.

         (f) Each of the Seller and each Seller Subsidiary has all the permits, licenses, authorizations and approvals necessary for the conduct of the Business and for the operations on, in or at the Real Property or the Assets which are required under applicable Environmental Laws (the "Environmental Permits"). To the knowledge of the Seller and each Seller Subsidiary, each of the Seller and each Seller Subsidiary is in full compliance with the terms and conditions of all such Environmental Permits.

         (g) Neither the Seller nor any Seller Subsidiary has contractually, nor has the Seller or any Seller Subsidiary received written notice that by operation of law it has, assumed or succeeded to any environmental liabilities or obligations of any predecessors of any other person or entity, that are reasonably likely to have a Seller Material Adverse Effect.

         (h) The Seller has provided or made available to the Buyer all material environmental reports, assessments, audits, studies and investigations in its custody, possession or control concerning the Business, the Assets and the Property.

SECTION 3.13    CONTRACTS; NO DEFAULT.

Set forth in Section 3.13 of the Seller Disclosure Letter is a list of all Seller Contracts other than those Seller Contracts described in clauses (i)(a) and (b) and (ii)(a) and (b) to the definition of "Seller Contracts" set forth in this Agreement. True and correct copies of all such Seller Contracts have been provided or made available to the Buyer. Except for those Seller Contracts specifically listed in Section 3.13 of the Seller Disclosure Letter under the caption entitled "Seller Contracts That May No Longer Be In Full Force And Effect Prior To Closing", each of the Seller Contracts is in full force and effect, constitutes a valid and binding obligation of, and is legally enforceable against, the respective Seller Subsidiary in accordance with its terms and, to the knowledge of the Seller, is a valid, binding and enforceable obligation of the other parties thereto, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally or subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law). With respect to each Seller Contract listed in Section 3.13 of the Seller Disclosure Letter the term of which has expired, (i) since the expiration of the term of such Seller Contract, the parties thereto have conducted their relationship in the same manner and subject to the same Contract terms and conditions as they operated during the term of such Seller Contract, and (ii) the Seller has no reason to believe that such Seller Contract will not be renewed, at the option of the Seller Subsidiary party thereto, on substantially the same terms and conditions. The Seller agrees that any such renewal obtained prior to Closing will include, if necessary, a consent to the transactions contemplated hereunder. Each Seller Contract, upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents, shall continue to be legal, valid, binding and enforceable on terms identical to those currently in effect and shall continue in full force and effect without penalty or adverse consequence, subject to obtaining the consents set forth in Section 3.06 of the Seller Disclosure Letter. There has not been (A) any failure by any Seller Subsidiary or, to the knowledge of the Seller, any other party to a Seller Contract to comply with all provisions thereof which default or failure to perform would be reasonably expected to have a Seller Material Adverse Effect or (B) any default by any Seller Subsidiary or, to the knowledge of the Seller, any other party thereunder under a Seller Contract, which default or failure to perform would be reasonably expected to have a Seller Material Adverse Effect. Neither the Seller nor any Seller Subsidiary is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person other than any Seller Subsidiary.

SECTION 3.14    LABOR RELATIONS.

Except as set forth in Section 3.14 of the Seller Disclosure Letter, there are no collective bargaining or other labor union Agreements to which the Seller or any Seller Subsidiary is a party. There are, and for the past two (2) years have been, no strikes, work stoppages, union organization efforts or lawsuits (other than grievance proceedings) pending or, to the knowledge of the Seller, threatened between the Seller or any Seller Subsidiary and (a) any current or former Employees except where such activity or lawsuits would not be reasonably expected to have a Seller Material Adverse Effect or (b) any union or other collective bargaining unit representing such Employees. The Seller and each Seller Subsidiary have complied and are in compliance with all Laws relating to employment or the workplace with respect to the Business, including, without limitation, Laws relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would not be reasonably expected to have a Seller Material Adverse Effect.

SECTION 3.15    PENSION AND BENEFIT PLANS.

         (a) Section 3.15(a) of the Seller Disclosure Letter sets forth a correct and complete list of all the material employee benefit plans, agreements, commitments, practices or arrangements of any type providing any employee benefits (including, but not limited to, plans described in Section 3(3) of ERISA) currently maintained, sponsored or contributed to by the Seller or any Seller Subsidiary, or to which the Seller or any Subsidiary is currently making or is required to make contributions, with respect to the Business (collectively, the "Benefit Plans").

         (b) With respect to each Benefit Plan, the Seller has made available to Buyer true and complete copies of: (i) any written plan texts and agreements or summary of any unwritten arrangements; (ii) the summary plan description currently in effect and all material modifications thereto, if any; (iii) the three most recent annual returns in the federal Form 5500 series, if applicable;
(iv) any collective bargaining agreements; (v) the most recent annual and periodic accounting of plan assets, if applicable; (vi) the most recent determination letter, if any, received from the United States Internal Revenue Service; (vii) the most recent actuarial valuation, if applicable; and (viii) any material correspondence from any Governmental Entity.

         (c) Except as set forth in Section 3.15(c) of the Seller Disclosure Letter, with respect to each Benefit Plan: (i) if intended to qualify under
Section 401(a) of the Code, such Benefit Plan so qualifies, and its trust, if applicable, is exempt from taxation under Section 501(a) of the Code and such plan has received a letter to such effect from the IRS stating that the Benefit Plan satisfies the provisions of TRA 86; (ii) such Benefit Plan has been administered and enforced in all material respects in accordance with its terms and all applicable Laws; (iii) no material breach of fiduciary duty or prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred; (iv) no litigation or claim (other than routine claims for benefits or overpayments of benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of the Seller, threatened; (v) no "reportable event"

(within the meaning of Section 4043(b) of ERISA) has occurred with respect to which the Seller, any Seller Subsidiary or such Benefit Plan may be liable or otherwise damaged; (vi) no such Benefit Plan requires the Seller or any Seller Subsidiary to continue to employ any employee, director or consultant; and (vii) the Seller or each Seller Subsidiary, as the case may be, has expressly reserved in itself the right to amend, modify or terminate such Benefit Plan, or any portion of it, without liability.

         (d) No Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of Section 4064 of ERISA or Section 413(c) of the Code).
Neither the Seller nor any Seller Subsidiary has a current or potential liability or obligation, whether direct or indirect, with respect to any multiemployer plan or multiple employer plan nor have they had any obligation to contribute to such plans.

         (e) In the case of each Benefit Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) the book reserves therefor on the Seller Subsidiary Consolidated Financial Statements are adequate to discharge when due the accrued, unfunded liabilities for medical or death benefits with respect to current or former Employees, directors or consultants of the Seller or any Seller Subsidiary beyond their termination of employment (in addition to coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code); and (ii) each such plan which provides medical or death benefits with respect to current or former Employees of the Seller or any Seller Subsidiary has been administered in all material respects in compliance with Sections 601-608 of ERISA and 4980B(f) of the Code.

         (f) The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay from any Seller Subsidiary or accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual from any Seller Subsidiary, and no payment made or contemplated under any Benefit Plan constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

         (g) The Seller,  Seller  Subsidiaries  and ERISA  Affiliates have never
sponsored,   maintained  or  contributed  to  any  employee   benefit  plans  or
arrangements outside of the United States.

         (h) Neither the Seller nor the Seller Subsidiaries have, or will have, any material liability with respect to any employee benefit plan, other than a Benefit Plan, it has ever maintained, or with respect to an employee benefit plan maintained by any entity that would be deemed a single employer with the Seller or any Seller Subsidiary under Section 414(b), (c), (m) or (s) of the Code (an "ERISA Affiliate") (including predecessors), including, without limitation, liabilities under Title IV of ERISA, Section 412 of the Code, and
Section 302(a)(2) of ERISA. All premiums due to the PBGC by the Seller and the Seller Subsidiaries have been paid on a timely basis.

         (i) Except as set forth in Section 3.15(i) of the Seller Disclosure Letter, with respect to each of the Benefit Plans:

                  (i) all payments required by any Benefit Plan, any collective bargaining agreement or other agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) with respect to all periods through the date of the Closing shall have been made prior to the Closing (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Seller as applicable on its financial statements. All such payments and contributions intended to be deducted for income tax purposes have been fully deducted; and no such deduction has been challenged or disallowed or is expected to be challenged or disallowed;

                  (ii) no "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), has been or would reasonably be expected to be incurred, whether or not waived, and no excise or other taxes have been or would reasonably be expected to be incurred or are due and owing with respect to the Benefit Plan because of any failure to comply with the minimum funding standards of ERISA and the Code. No security under Section 401 (a)(29) of the Code has been or is currently expected to be required;

                  (iii) no proceeding has been or is currently expected to be initiated to terminate any Benefit Plan subject to Title IV of ERISA;

                  (iv) except as set forth on Section 3.15(i) of the Seller Disclosure Letter, in the case of plans subject to Title IV of ERISA, the present value of all "benefit liabilities" (whether or not vested) (within the meaning of Section 4001(a)(16) of ERISA) based on the actuarial assumptions used for funding purposes, as required by the PBGC for the Benefit Plan's termination, did not exceed as of the most recent Benefit Plan actuarial valuation date the then current fair market value of the assets of such Benefit Plan and no amendments or other modifications to such Benefit Plan or its actuarial assumptions were adopted since the date of such Benefit Plan's most recent actuarial report;

                  (v) each Benefit Plan intended to meet requirements for tax-favored treatment under any provision of the Code, including, without limitation, Sections 79, 105, 106, 117, 120, 125, 127, 129, 132, 162(m), 404,
419, 419A, or 501(c)(9) of the Code satisfies the applicable requirements for such treatment under the Code; and

                  (vi) with respect to each Benefit Plan that is funded mostly or partially through an insurance policy, neither the Seller nor any of the Seller Subsidiaries has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing.

                  (vii) except as set forth in Section 3.15(i) of the Seller Disclosure Letter, no ERISA Affiliate other than the Seller and the Seller Subsidiaries maintains any employee benefit plan in which any of the Employees participate.

         (j) Except as set forth in Section 3.15(j) of the Seller Disclosure Letter, neither the Seller nor any of the Seller Subsidiaries has any obligation, whether legally binding or not, to create any additional plan, agreement, or arrangement that provides employee benefits, or to modify or change any existing Benefit Plan.

         (k) Except as set forth in Section 3.15(k) of the Seller Disclosure Letter, neither the Seller nor the Seller Subsidiaries has any unfunded liabilities pursuant to any Benefit Plan of deferred compensation that is not intended to be qualified under Section 401(a) of the Code.

SECTION 3.16    TAXES AND TAX MATTERS.

         (a) The Seller and each Seller Subsidiary have paid, or reserved in accordance with GAAP, all Taxes due and payable by any of them with respect to the Business, the Assets and/or the Seller Subsidiaries for or with respect to all periods up to and including the date hereof.

         (b) The Seller and each Seller Subsidiary have filed all Seller Tax Returns that it was required to file, except where the failure to file such Tax Returns would not have a Seller Material Adverse Effect. All such Seller Tax Returns were accurate and complete in all material respects. Except as set forth in Section 3.16 of the Seller Disclosure Letter, none of the Seller or any Seller Subsidiary is the beneficiary of any extension of time within which to file any Seller Tax Return, which has not yet been filed. None of the Seller or any Seller Subsidiary has given any currently effective waiver of any statute of limitations in respect of Taxes with respect to the Business or agreed to any currently effective extension of time with respect to a Tax assessment or deficiency with respect to the Business. There are no Liens on any of the Assets of the Seller or any Seller Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax with respect to the Business except for Liens reflected on the Seller Subsidiary Consolidated Financial Statements or Permitted Liens.

         (c) The Seller and each Seller Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor or stockholder with respect to the Business.

         (d) There is no dispute or claim concerning any liability for Taxes of the Seller or any Seller Subsidiary with respect to the Business either (i) claimed or raised by any Governmental Entity in writing or (ii) as to which the Seller has knowledge based upon personal contact with any agent of such Governmental Entity. The Seller and each Seller Subsidiary have delivered or made available to the Buyer copies of Seller Tax Returns filed with respect to taxable periods of Seller and any Seller Subsidiary ended on or after December 31, 1998. Except as set forth in Section 3.16 of the Seller Disclosure Letter, no Seller Tax Return for taxable periods ended on or after December 31, 1996 has been the subject of an Income Tax audit and no Seller Tax Return for taxable periods occurring in 1999, 2000 or 2001 has been the subject of any other audit.
Section 3.16 of the Seller Disclosure Letter indicates those Seller Tax Returns that currently are the subject of an audit.

         (e) None of the Seller or any Seller Subsidiary is a party to any Tax allocation or sharing agreement, other than such agreements between or among the Seller and/or any of the Seller Subsidiaries that are made with the Buyer's permission or are in effect at the date of this Agreement and will be terminated without liability on the part of any Seller Subsidiary at Closing. None of the Seller or any Seller Subsidiary (A) has been a member of an "affiliated group," as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which is or was the Seller) or (B) has any liability for the Taxes of any Person (other than any member of the group the common parent of which is or was the Seller) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract or otherwise.

SECTION 3.17    INSURANCE.

         (a) Section 3.17 of the Seller Disclosure Letter lists all policies of title, asset, fire, hazard, casualty, liability, life, directors and officers liability, worker's compensation and other forms of insurance of any kind owned or held by the Seller or any Seller Subsidiary with respect to the Business or the Assets, including product liability insurance. The Seller has heretofore delivered or made available to the Buyer true, correct and complete copies of all such policies. All such policies: (a) are with insurance companies reasonably believed by the Seller to be financially sound and reputable; (b) are in full force and effect and no notice of cancellation or termination has been received thereunder; (c) are sufficient for compliance by the Seller and by each Seller Subsidiary with all requirements of Law, all Contracts with respect to the Business to which Seller or any Seller Subsidiary is a party and all Real Property Leases and Lease/Sublease Agreements; (d) are legal, valid, binding and outstanding policies enforceable against the insurer; (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar assets to the Business; (f) insure all material Assets and risks of the Seller, the Seller Subsidiaries and the Business; (g) have the policy expiration dates set forth in Section 3.17 of the Seller Disclosure Letter; and
(h) except as set forth in Section 3.17 of the Seller Disclosure Letter, will continue to be legal, valid, binding and enforceable in accordance with its terms and in full force and effect on terms identical to those in effect on the date hereof, without penalty or adverse consequence, upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

         (b) Neither the Seller nor any Seller Subsidiary has been refused any insurance with respect to the Business or the Assets, nor has such coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, nor has such coverage been limited, disclaimed or discharged with respect to any claim made under any policy in force for the benefit of the Seller or the Seller Subsidiaries since January 1, 1990. Neither the Seller nor any Seller Subsidiary is in any respect in breach of or default under any such policy (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under such policy. All premiums required to be paid under the Insurance Policy have been paid, such premiums total $7,333,239 and the remaining premiums to be paid total $3,075,000, exclusive of brokerage fees which are not greater than customary and usual brokerage fees. No payment has been made under either the Finite Risk Coverage or the Excess Coverage, and the full unexhausted limits of these coverages remain in full force and effect. The Finite Risk Coverage has not been commuted and will not be commuted prior to the Closing. The Seller has not invoked and will not invoke before the Closing "Endorsement 13" of the Insurance Policy with respect to any claim. The Seller's accounting reserves for pending claims and unasserted known claims are good faith estimates based upon historical averages and methodology consistently applied. Except as set forth in Section 3.17 of the Seller Disclosure Letter, at the time of the Closing all insurance policies currently in effect will be outstanding and in full force and effect.

         (c) Except as set forth in Section 3.17 of the Seller Disclosure Letter, there is no material claim by the Seller or any Seller Subsidiary under any insurance policy listed in Section 3.17 of the Seller Disclosure Letter. Except as set forth in Section 3.17 of the Seller Disclosure Letter, neither the Business nor the Assets has had any casualty loss or occurrence which may give rise to any claim of any kind not covered by insurance and the Seller is not aware of any occurrence which may give rise to any claim not covered by insurance.

SECTION 3.18    PRODUCTS LIABILITY AND WARRANTY.

         (a) Except as set forth in Section 3.18 of the Seller Disclosure Letter, as of the date hereof there is no claim concerning any product or equipment manufactured, shipped, sold or delivered by the Seller or any Seller Subsidiary which is pending or, to the knowledge of the Seller, threatened, which alleges the occurrence of any bodily injury or other adverse health condition resulting from either an alleged defect in design, manufacture or materials of any such product, an alleged failure to warn as to the condition or use of any such product, or an alleged breach of implied warranties or representations made with respect to any such product. Section 3.18 of the Seller Disclosure Letter contains a list of all such claims arising or existing during the past five (5) years. Except as set forth in Section 3.18 of the Seller Disclosure Letter, no Governmental Entity regulating the marketing, testing or advertising of any of the products currently manufactured, sold, distributed or used in connection with the Business has requested that any such product be removed from the market, that substantial new product testing be undertaken as a condition to the continued manufacturing, selling, distribution or use of any such product, or that such products be modified in a way that would be reasonably expected to have a Seller Material Adverse Effect. Except as set forth in Section 3.18 of the Seller Disclosure Letter, all athletic helmets or faceguards (except for those sold as replicas for display purposes only) manufactured, shipped, sold, delivered or reconditioned by the Business are and have always been in compliance with the then applicable industry standards, including, without limitation, the standards of the National Operating Committee for Safety in Athletic Equipment.

         (b) Section 3.18 of the Seller Disclosure Letter contains a description of all product and service warranties given by the Seller or any Seller
Subsidiary to the customers of the Seller Subsidiaries or the Business. Except as disclosed in Section 3.18 of the Seller Disclosure Letter, there are no claims concerning any such product or service warranties which are pending or, to the knowledge of the Seller, threatened, which allege the breach of any express or implied warranties with respect to such products or services or that would be reasonably expected to impose material liability on the Seller or the Seller Subsidiaries in connection therewith.

SECTION 3.19    ARRANGEMENTS WITH RELATED PARTIES.

         (a) Except as set forth in Section 3.19 of the Seller Disclosure Letter, no present or former officer, director, or other Person known to the Seller to be an Affiliate of the Seller or any Seller Subsidiary, nor any Person known to the Seller to be an Affiliate of such Person, is currently a party to any transaction or agreement with any Seller Subsidiary, including any Contract providing for any loans, advances, the employment of, furnishing of services by, rental of its Assets from or to, or otherwise requiring payments to, any such Person. For purposes of this Section 3.19(a), a shareholder of the Seller who owns less than 5% of the capital stock of the Seller and who is not otherwise an Affiliate shall not be deemed an Affiliate.

         (b) All transactions (including, but not limited to loans, licenses, sales and the provision of services) between the Seller Subsidiaries and the Seller or any business or other entity owned or Controlled either directly or indirectly by the Seller or its shareholders have been entered into and conducted at all times at arms' length.

         (c) Other than the Intercompany Debt, there is no intercompany indebtedness, nor are there are any loans, leases, accounts or charges payable or receivable, between the Seller Subsidiaries, on the one hand, and the Seller, the Seller Subsidiaries or the Remaining Subsidiaries, on the other hand.

SECTION 3.20    BROKER'S FEES.

Except as set forth in Section 3.20 of the Seller Disclosure Letter, neither the Seller nor any Seller Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

SECTION 3.21    CORPORATE RECORDS.

The minute books of the Seller and each Seller Subsidiary contain accurate records of all meetings and accurately reflect all corporate action taken by the stockholders, board of directors and all committees of the board of directors of the Seller and each Seller Subsidiary, respectively. Complete and accurate copies of such minute books, stock register certificate books and stock record books of the Seller and each Seller Subsidiary have been provided or made available to the Buyer.

SECTION 3.22    TANGIBLE PERSONAL PROPERTY.

Section 3.22 of the Seller Disclosure Letter lists (i) all Tangible Personal Property having a book value per item in excess of $20,000 as of the Audited Balance Sheet Date and (ii) all Tangible Personal Property having a book value per item in excess of $20,000 acquired since the Audited Balance Sheet Date. There has been no material adverse change to the quality or quantity of the Tangible Personal Property since the Audited Balance Sheet Date.

SECTION 3.23    REAL PROPERTY.

         (a) Section 3.23(a) of the Seller Disclosure Letter contains a true and correct description of each parcel of real property leased by a Seller Subsidiary as lessee and used or held for use in connection with the Business (together with all buildings, structures, facilities, fixtures and other improvements thereon, the "Leased Real Property"), and lists each such lease (the "Real Property Leases"), including the location of the property, term and the respective Seller Subsidiary which is the lessee thereunder. Except as set forth in Section 3.23(a) of the Seller Disclosure Letter, no Seller Subsidiary is the lessee of any real property.

         (b) Section 3.23(b) of the Seller Disclosure Letter contains a true and correct description of each parcel of real property owned by a Seller Subsidiary and used or held for use in connection with the Business (together with all buildings, structures, facilities, fixtures and other improvements thereon, the "Owned Real Property"; the Leased Real Property and the Owned Real Property are collectively referred to as the "Real Property"), and identifies the respective

Seller Subsidiary which is the owner of each such parcel of Owned Real Property. Except as set forth in Section 3.23(b) of the Seller Disclosure Letter, no Seller Subsidiary is the owner of any real property.

         (c) Each Seller Subsidiary identified in Section 3.23(a) of the Seller Disclosure Letter has a good and subsisting leasehold estate in the Leased Real Property that it leases, free and clear of all leases, subleases, occupancy agreements and other rights of occupancy or possession (collectively, "Lease/Sublease Agreements"), Liens and other exceptions to title, other than Permitted Liens. Each Seller Subsidiary identified in Section 3.23(a) of the Seller Disclosure Letter is in sole possession of each parcel of Leased Real Property that it leases, free and clear of all Lease/Sublease Agreements. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Seller Subsidiary that is a party thereto and of each other Person that is a party thereto. Each Real Property Lease, upon consummation of the transactions contemplated by this Agreement, shall continue to be legal, valid, binding and enforceable in accordance with its terms and shall continue in full force and effect without penalty or adverse consequence, subject to obtaining the consents set forth in Section 3.06 of the Seller Disclosure Letter and the consents and waivers of recapture rights set forth in
Section 3.23(c) of the Seller Disclosure Letter. Consummation of the transactions contemplated by this Agreement shall not result in or give rise to a default or right of termination under any Real Property Lease. All rent presently due under each Real Property Lease has been paid in full and neither the Seller nor any Seller Subsidiary has received any written notice of or otherwise has knowledge of any default (or any condition or event which, after notice or lapse of time or both, would reasonably be expected to constitute a default) under any Real Property Lease.

         (d) Except as  disclosed  in Section  3.23(d) of the Seller  Disclosure
Letter, each Seller Subsidiary identified in Section 3.23(b) of the Seller Disclosure Letter has good fee simple title to the Owned Real Property that it owns, free and clear of all Lease/Sublease Agreements, Liens and other exceptions to title, other than Permitted Liens. Except as disclosed in Section 3.23(d) of the Seller Disclosure Letter, each Seller Subsidiary identified in
Section 3.23(b) of the Seller Disclosure Letter is in sole possession of each parcel of Owned Real Property that it owns, free and clear of all Lease/Sublease Agreements.

         (e) Section 3.23(e) of the Seller Disclosure Letter contains a true and complete list of each Lease/Sublease Agreement pursuant to which a Seller Subsidiary, as lessor or sublessor, grants a leasehold or subleasehold interest or other right of occupancy or possession in any Real Property. Each Lease/Sublease Agreement identified in Section 3.23(e) of the Seller Disclosure Letter) is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Seller Subsidiary that is a party thereto and of each other Person that is a party thereto. Each Lease/Sublease Agreement, upon consummation of the transactions contemplated by this Agreement, shall continue to be legal, valid, binding and enforceable in accordance with its terms and shall continue in full force and effect without penalty or adverse consequence, subject to obtaining the consents, if any, required under the terms of each Lease/Sublease Agreement as set forth in Section 3.06 of the Seller Disclosure Letter. Except as set forth in Section 3.23(e) of the Seller Disclosure Letter, all rent presently due under each Lease/Sublease Agreement has been paid in full and neither the Seller nor any Seller Subsidiary has received any written notice of or otherwise has knowledge of any default (or any condition or event which, after notice or lapse of time or both, would reasonably be expected to constitute a default) under any Lease/Sublease Agreement.

         (f) Neither the Seller nor any of the Seller Subsidiaries owes any brokerage commissions with respect to any Real Property, Real Property Lease or Lease/Sublease Agreement.

         (g) Each Seller Subsidiary is in compliance with all Laws applicable to the Real Property and Improvements which such Seller Subsidiary owns or leases, the failure to comply with which would reasonably be expected to result in the issuance of a material violation by any Governmental Entity against such Real Property or Improvements or would reasonably be expected to give rise to a default under any Real Property Lease or Lease/Sublease Agreement relating thereto. Each Seller Subsidiary has obtained and presently holds all Licenses required by Laws applicable to the Real Property and Improvements which such Seller Subsidiary owns or leases, the failure to obtain or hold would reasonably be expected to result in the issuance of a violation by any Governmental Entity against such Real Property or Improvements or would reasonably be expected to give rise to a default under any Real Property Lease or Lease/Sublease Agreement relating thereto.

         (h) The Seller has delivered or made available to the Buyer prior to the execution of this Agreement true and complete copies of: (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the Real Property, in the actual possession or under the control of the Seller, (ii) all Real Property Leases (including any amendments and renewal letters), and (iii) all Lease/Sublease Agreements (including any amendments and renewal letters).

         (i) Except as disclosed in Section 3.23(i) of the Seller Disclosure Letter, no tenant or other party in possession of any of the Real Property has any right to purchase or lease, or holds any right of first refusal to purchase or lease, such properties.

         (j) Except as disclosed in Section 3.23(j) of the Seller Disclosure Letter, the buildings, structures, facilities, fixtures and other improvements constituting a portion of the Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. Neither the Seller nor any Seller Subsidiary has received any written notice under any Real Property Lease or Lease/Sublease Agreement to repair or pay for any repair to the related Real Property which has not been complied with. To the knowledge of the Seller, if any Real Property subject to a Real Property Lease were surrendered to the landlord thereunder in its present condition, such Real Property would be required to be accepted by the landlord in such condition pursuant to the terms of the related Real Property Lease.

         (k)  The  Seller  has  not  received   any  written   notice  from  any
Governmental Entity of any condemnation or eminent domain proceedings pending or threatened against any of the Real Property or the Improvements.

SECTION 3.24    RECEIVABLES.

Section 3.24 of the Seller Disclosure Letter sets forth an aged list of the Receivables of the Business as of the Audited Balance Sheet Date, showing separately those Receivables that, as of such date, had been invoiced or billed by the Business and are: (a) in the case of Riddell, Inc., (i) current or not yet due, (ii) one day to 30 days past due,
(iii) 31 to 60 days past due, (iv) 61 to 90 days past due, or (iv) more than 90 days past due; and (b) in the case of All American Sports Corporation, (i) invoices designated as due on a future specific date ("Dated Invoices"), as opposed to invoices which are due 30 days from invoice date ("Non-dated Invoices"), which are not yet due, (ii) Non-dated Invoices outstanding 30 days or less together with Dated Invoices one day to 30 days past due, (iii) Non-dated Invoices outstanding 31 to 60 days together with Dated Invoices 31 to 60 days past due, (iv) Non-dated Invoices outstanding 61 to 90 days together with Dated Invoices 61 to 90 days past due, (v) Non-dated Invoices outstanding 91 to 120 days together with Dated Invoices 91 to 120 days past due, and (vi) Non-dated Invoices outstanding over 120 days together with Dated Invoices over 120 days past due. Except as set forth in Section 3.24 of the Seller Disclosure Letter and subject to the reserves therefor reflected on the Audited Balance Sheet, all such Receivables (x) arose from the sale of Inventory or services to Persons not affiliated with the Seller or any Seller Subsidiary and in the Ordinary Course of Business consistent with past practice and (y) constitute or will constitute, as the case may be, only valid and enforceable claims of the Seller Subsidiaries.

SECTION 3.25    INVENTORIES AND RETURNS.

SCHEDULE 3.25 contains a list of the Inventories of the Business as of the Audited Balance Sheet Date, setting forth a brief description of each item by category and quantity, and by unit and aggregate values. Subject to amounts reserved therefor on the Audited Balance Sheet as adjusted for operations and transactions through the Closing Date consistent with past practice, the values at which all Inventories are carried on the Audited Balance Sheet reflect historical inventory valuation policy of the Business stating such Inventories at the lower of cost (determined using first in, first out method for substantially all Inventories) or market value. The Seller Subsidiaries have good and valid title to the Inventories free and clear of all Liens except for Permitted Liens. The Inventories (i) are in good and marketable condition, (ii) subject to reserves reflected in the Audited Balance Sheet and except for the retail products set forth in Section 3.25 of the Seller Disclosure Letter, do not and will not consist of items that are obsolete or damaged, and (iii) do not and will not consist of any items held or sold on consignment except as set forth in Section 3.25 of the Seller Disclosure Letter. No Seller Subsidiary is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers, other than as set forth in Section 3.25 of the Seller Disclosure Letter. Except as set forth in
Section 3.25 of the Seller Disclosure Letter, no Seller Subsidiary has acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the Ordinary Course of Business and consistent with past practice, nor has any Seller Subsidiary changed the price of any Inventory except (i) for price reductions to reflect any reductions in the cost or market value thereof to such Seller Subsidiary, (ii) for increases to reflect any increase in the cost thereof to such Seller Subsidiary, and (iii) as set forth in Section 3.25 of the Seller Disclosure Letter. Section 3.25 of the Seller Disclosure Letter contains a complete list of the addresses of all warehouses and other facilities in which the Inventories are located.

SECTION 3.26    CERTAIN INTERESTS.

         (a)  Except as  disclosed  in  Section  3.26 of the  Seller  Disclosure
Letter, neither the Seller, nor any Seller Subsidiary, nor any officer, director, manager or Affiliate of such Person: (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Seller, any Seller Subsidiary or the Business; (ii) owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property or other Assets which any Seller Subsidiary uses or has used in the conduct of the Business or otherwise; (iii) has outstanding any indebtedness to the Seller or any Seller Subsidiary other than advances for business expenses not exceeding $5,000 in the aggregate; or (iv) is a party to any Contract with any Seller Subsidiary. For purposes of this Section 3.26(a), a shareholder of the Seller who owns less than 5% of the capital stock of the Seller and who is not otherwise an Affiliate shall not be deemed an Affiliate.

         (b) No Seller Subsidiary is a party, obligor, or co-obligor to an open transaction (including but not limited to open option, forward, futures, swap or notional principal contract or debt instrument) except as otherwise set forth in this Agreement.

SECTION 3.27    CUSTOMERS.

Section 3.27 of the Seller Disclosure Letter lists the names and addresses of the 20 largest customers of the Business (based on revenues) during each of the twelve-month periods ended December 31, 1998, December 31, 1999 and December 31, 2000.

SECTION 3.28    SUPPLIERS.

Section 3.28 of the Seller Disclosure Letter lists the names and addresses of the 10 largest suppliers of raw materials, supplies, merchandise and other goods or services to the Business (based on expenditures) during each of the twelve-month periods ended December 31, 1998, December 31, 1999 and December 31, 2000, and the dollar amount purchased by the Business with respect to each such supplier during each such period. Except as set forth in Section 3.28 of the Seller Disclosure Letter, neither the Seller nor any Seller Subsidiary has received any notice, or has knowledge, that any such supplier included in the list for December 31, 2000 as at the Audited Balance Sheet Date will not sell raw materials, supplies, merchandise and other goods to the Buyer at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Seller or the Seller Subsidiaries, subject only to general and customary price changes and assuming the Buyer's ongoing compliance with any terms of payment or credit.

SECTION 3.29    INTELLECTUAL PROPERTY.

         (a) The Seller and each of the Seller Subsidiaries own or (pursuant to license, sublicense, agreement or permission) have the right to use all Intellectual Property necessary for the operation of the Business in the manner presently conducted. The Intellectual Property that is owned by the Seller and the Seller Subsidiaries is herein referred to as "Seller IP". The Intellectual Property which the Seller and the Seller Subsidiaries have the right to use, other than as owners, is herein referred to as "Licensed IP." As of the date of this Agreement, neither the Seller nor any Seller Subsidiary has received any written notice that its rights in the Seller IP or Licensed IP have been declared unenforceable or otherwise invalid by any court or Governmental Entity. The Seller and the Seller Subsidiaries have taken all action reasonably necessary to maintain and protect their rights in and to each item of Seller IP and Licensed IP. There are no rights of any Person that would interfere with or prevent the transfer to the Buyer of all of the rights of Seller and the Seller Subsidiaries in and to the Seller IP and Licensed IP. There is no existing third party infringement, misuse, or misappropriation of the Seller IP or, to the knowledge of the Seller, Licensed IP (other than "shrink-wrap" Licensed IP that is widely and commercially available).

         (b) Section 3.29(b) of the Seller Disclosure Letter sets forth a list, including registration and application serial numbers where appropriate, of: (i) all registered patents issued to, and/or patents pending filed by, the Seller and the Seller Subsidiaries ("Patents"); and (ii) all copyright registrations issued to, and or copyright registration applications filed by, the Seller and the Seller Subsidiaries ("Copyrights"). All such patent registrations and copyright registrations are valid and subsisting. The Seller's and the Seller Subsidiaries have taken all steps reasonably necessary to maintain and protect their right, title and interest in and to the Patents, Know-How and Copyrights, including in response to any actions taken by Governmental Entities.

         (c) Section 3.29(c) of the Seller Disclosure Letter sets forth a list, broken out by the respective owners Ridmark Corporation, Riddell, Inc., MacMark Corporation and Equilink Licensing Corporation (as well as trademarks owned by various other entities for which assignment is pending to one of the aforementioned corporations), including registration and application serial numbers where appropriate, of all: (i) trademarks, service marks, brand names, trade dress, certification marks, and logos ("Marks") in respect of which Seller and the Seller Subsidiaries (x) have obtained registration ("TM Registrations"),
(y) have applied for registration either on the basis of use or intent-to-use ("TM Applications"), or (z) are using without registration or application ("Unregistered Marks"); and (ii) URLs that have been registered or reserved by the Seller and the Seller Subsidiaries ("Domain Names"). All the TM Registrations and Domain Names are valid and subsisting. The Seller's and the Seller Subsidiaries have taken all steps reasonably necessary to maintain and protect their right, title and interest in and to the Marks, TM Registrations, TM Applications, Unregistered Marks and Domain Names.

         Schedule 3.29(c) also sets forth a list of all trademarks, including registration and application serial numbers, that are owned by MacGregor Corporation (the "MacMarks"). The Licensed IP expressly but without limitation includes the MacMarks. Under the June 8, 1984 License Agreement between MacGregor Corporation and MacGregor Sporting Goods, Inc., the Seller and the Seller Subsidiaries (as successors-in-interest to MacGregor Sporting Goods, Inc.) own a perpetual exclusive license to use the MacMarks on and in connection with all athletic products, except golf clubs, balls, bags and other products used exclusively in connection with the sport of golf. MacGregor Corporation has taken all steps reasonably necessary to maintain and protect its right, title and interest in and to the MacMarks.

         The Marks and the MacMarks collectively represent all of the trademarks, service marks, brand names, trade dress, certification marks and logos that are either used, intended to be used and/or owned by the Seller and the Seller's Subsidiaries in connection with the Business. Without limiting the generality of the foregoing, no third party or parties own registrations or applications to register trademarks, service marks, brand names, certification marks and/or logos that incorporate the words or designs RIDDELL, the R Logo, MACGREGOR or the M Logo in respect of athletic products in the U.S or Canada or, to the knowledge of the Seller, in any other country or territory.

         (d) Section 3.29(d) of the Seller Disclosure Letter sets forth a list of all licenses, agreements, authorizations and/or permissions pursuant to which Seller and the Seller Subsidiaries use any one or more items of Licensed IP ("Licensed IP Agreements"). The Seller and the Seller Subsidiaries have delivered or made available to the Buyer correct and complete copies of the Licensed IP Agreements. Neither the Seller nor any Seller Subsidiary is in breach of any one or more of the Licensed IP Agreements, which, individually or in the aggregate, would have a Seller Material Adverse Effect. The consummation of the Stock Purchase shall not cause a breach thereof.

         (e) Section 3.29(e) of the Seller Disclosure Letter sets forth a list of all licenses, agreements, authorizations and/or permissions pursuant to which Seller, the Seller Subsidiaries and MacGregor Corporation have granted to any Person a right to use any one or more items of Seller IP or sublicense right to use any one or more items of Licensed IP ("Seller IP Agreements"). The Seller and the Seller Subsidiaries have delivered or made available to the Buyer true and correct copies of the Seller IP Agreements. Neither the Seller nor any Seller Subsidiary is in breach of, and/or has incurred any indemnification obligation under, any one or more of the Seller IP Agreements, which, individually or in the aggregate, would have a Seller Material Adverse Effect. The consummation of the Stock Purchase shall not cause a breach of the Seller IP Agreements.

         (f) Neither the Seller nor any of the Seller Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property right of any Person in a manner that, individually or in the aggregate, would have a Seller Material Adverse Effect. The continued operation of the Business as presently conducted will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property right of any Person in a manner that, individually or in the aggregate, would have a Seller Material Adverse Effect.

         (g) Except as set forth in Section 3.29(g) of the Seller Disclosure Letter, the Seller and the Seller Subsidiaries possess all right, title and/or interest, as the case may be, in and to all items of Seller IP free and clear of any Liens or other restrictions. MacGregor Corporation possesses all right, title and interest in and to the MacMarks free and clear of any Liens or other restrictions. No item of Seller IP or, to the knowledge of the Seller, Licensed IP (other than "shrink-wrap" Licensed IP that is widely and commercially available) is subject to any outstanding injunction, judgment, order, decree, ruling or charge. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending (or, to the knowledge of the Seller and the Seller Subsidiaries, is threatened) which challenges the legality, validity, enforceability, or ownership of, and/or the Seller's and Seller Subsidiaries' right to use, any one or more items of the Seller IP or, to the knowledge of the Seller, of the Licensed IP (other than "shrink-wrap" Licensed IP that is widely and commercially available). Neither the Seller nor any of the Seller Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to any one or more items of Seller IP or Licensed IP.

SECTION 3.30    FULL DISCLOSURE.

         (a) No representation or warranty of the Seller in this Agreement or any other Transaction Document contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         (b) The Seller does not have any knowledge of any facts pertaining to the Seller Subsidiaries or the Business or the Assets that would be reasonably expected to have a Seller Material Adverse Effect and that have not been disclosed in this Agreement, the Schedules and Exhibits hereto and the Transaction Documents, except for any facts relating solely to general economic, business or political developments affecting the economy generally.

SECTION 3.31    QUALITY ASSURANCE.

To the knowledge of the Seller, neither National Football League Properties nor the National Football League's competition committee has any reasonable basis upon which to determine, nor to the knowledge of the Seller has determined, that the quality of the helmets and shoulder pads manufactured, shipped, sold or delivered by the Business is not "comparable to the best available technology", as such term is defined in the NFL Contract.

                                  ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents, warrants to and agrees with the Seller as follows:

SECTION 4.01    ORGANIZATION AND QUALIFICATION.

The Buyer is a corporation duly organized, validly existing and in good standing under Delaware Law and has the corporate power and authority to own, operate and lease its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The Buyer is duly licensed or qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories where the nature of its business or the ownership, operation or leasing of its assets makes such qualification necessary, except where failure to so qualify would not be reasonably expected to have a Buyer Material Adverse Effect.

SECTION 4.02    ORGANIZATIONAL DOCUMENTS.

The Buyer has furnished to Seller a true and complete copy of the organizational documents of the Buyer, as in effect on the date of this Agreement. The Buyer is not in violation of any of the provisions of its organizational documents.

SECTION 4.03    AUTHORITY; BINDING OBLIGATION.

The Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated by this Agreement, have been duly and validly approved by the Buyer's Board of Directors. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer (assuming the Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller), enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law).

SECTION 4.04    NO CONFLICT.

The execution, delivery and performance by the Buyer of this Agreement, the fulfillment of and compliance with the terms and provisions hereof, and the consummation by the Buyer of the transactions contemplated hereby, do not and will not: (i) conflict with, or violate any provision of, the organizational documents of the Buyer; or (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the HSR Act, conflict with or violate any Law applicable to the Buyer, or any of its assets; except for any such conflict or violation described in clause
(ii) above that would not have a Buyer Material Adverse Effect and that would not prevent the Buyer from consummating the transactions described herein.

SECTION 4.05    LITIGATION.

There are: (a) no claims, actions, suits, investigations, or proceedings pending or, to the Buyer's knowledge, threatened against, relating to or affecting the Buyer or its Subsidiaries before any Governmental Entity or arbitrator, that would be reasonably expected to have a Buyer Material Adverse Effect or that would be reasonably expected to prevent or enjoin, or delay in any material respect, consummation of the transactions described herein; and (b) no orders of any Governmental Entity or arbitrator outstanding against the Buyer or any of its Subsidiaries that would be reasonably expected to prevent or enjoin, or delay in any material respect, consummation of the transactions described herein.

SECTION 4.06    INVESTMENT REPRESENTATIONS.

The Buyer is purchasing the Subsidiary Stock for investment purposes and has no intent to distribute or make a public offering of such stock in violation of applicable law. The Buyer is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

SECTION 4.07    BROKER'S FEES.

Neither the Buyer nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or similar agent in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

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

SECTION 4.08    FINANCING COMMITMENT.

The parent of the Buyer has obtained commitment letters with respect to the funding of the Buyer's obligations in connection with the Stock Purchase, which letters are attached hereto as Exhibit A.

SECTION 4.09    NO "ACTUAL KNOWLEDGE" OF BREACH.

         (a) Subject to the qualifications set forth in the three immediately succeeding sentences and except for the matters set forth in the Seller
Disclosure Letter, as of the date hereof, the Buyer does not have actual knowledge of any material breach by the Seller of any of the representations and warranties contained in Article III of this Agreement. For purposes of this
Section 4.09, the Buyer shall have "actual knowledge" of only those matters Allan D.L. Weinstein or W. Andrew Shea unambiguously and unequivocally actually know to constitute a material breach by the Seller of the representations and warranties and to which they devoted specific substantive attention. "Actual knowledge" shall not include any imputed knowledge whatsoever (and therefore the Buyer shall not be imputed to have actual knowledge of any information contained in due diligence reports or memoranda (whether formal or informal) prepared by other Persons, including counsel to the Buyer or counsel to the Buyer's Financing Sources) and shall not include knowledge with respect to any matter set forth in Schedule 4.09. The Buyer shall have no duty to investigate any matter which might give rise to a breach by the Seller of the representations and warranties. The only consequence of a breach of the representation set forth in this Section 4.09 shall be to release the Seller of any indemnification obligation with respect to such breach by the Seller to the extent of such actual knowledge.

         (b) (i) If, after the date hereof and prior to the Closing, the Buyer acquires actual knowledge of any material breach by the Seller of any of the representations and warranties of the Seller contained in Article III of this Agreement, and does not notify the Seller of such material breach prior to the Closing, the Buyer shall be deemed, to the extent of such actual knowledge as of the Closing Date, to have consented to and waived such breach upon the Closing and shall not thereafter be entitled to seek indemnification under this Agreement for Losses resulting from such breach. (ii) In the event the Buyer notifies the Seller of any such breach, the Buyer shall not be prevented or limited from seeking indemnification in accordance with this Agreement and recovering any Losses that the Buyer may incur as a result of such breach.

                                   ARTICLE V.

                            COVENANTS AND AGREEMENTS

SECTION 5.01    CONDUCT OF THE BUSINESS UNTIL THE CLOSING DATE.

The Seller hereby covenants and agrees that, from the date of this Agreement until the Closing Date, the Seller, unless otherwise expressly authorized by this Agreement or consented to in writing by the Buyer, will carry on the Business only in the Ordinary Course of Business (including taking all steps necessary to maintain and protect the right, title and interest of the Seller and the Seller Subsidiaries in and to the Seller IP and Licensed IP), use commercially reasonable efforts to preserve intact the Seller Subsidiaries, the Business and the Assets, maintain its rights and franchises with respect to the Business, retain the services of the officers and Employees of the Business and maintain its relationships with customers, suppliers and others having business dealings with the Seller and the Seller Subsidiaries, and use commercially reasonable efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to the Business. Except as set forth in Section 5.01 of the Seller Disclosure Letter, without limiting the generality of the foregoing, the Seller and the Seller Subsidiaries will not, with respect to any of the Seller Subsidiaries or the Business or the Assets:

         (a) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any Employee, other than in the Ordinary Course of Business;
(ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing agreements of the Seller in effect on the date of this Agreement) to, or enter into any severance agreement with, any Employee, or enter into any employment agreement with any Managerial Employee, (iii) establish, adopt, enter into or amend any Benefit Plan or other arrangement of the Seller Subsidiaries, except as may be required to comply with applicable
Law; (iv) grant to any Employee any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan or other arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plan or other arrangement or agreement or awards made thereunder); or (v) promote or fire any Managerial Employee;

         (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of the Subsidiary Stock;

         (c) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Lien or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Lien or dispose of, any of the Assets, except for the sale or disposition of Inventories in the Ordinary Course of Business;

         (d) make or agree to make any new capital expenditures related to the Business other than to the extent that such new capital expenditures do not exceed $200,000 in the aggregate;

         (e) take any action or fail to take any action other than in the Ordinary Course of Business that would adversely affect the ability of the Seller prior to the Closing Date to obtain consents of third parties or approvals of Government Entities required to consummate the transactions contemplated in this Agreement;

         (f) amend, modify, terminate (partially or completely), surrender, grant any waiver under or give any consent with respect to any Real Property Lease, Lease/Sublease Agreement or Seller Contract without the prior written consent of the Buyer or William Sherman, provided that the Buyer or William Sherman shall not unreasonably withhold or delay its consent to any immaterial modification of such Contracts;

         (g) settle any claims outside the Ordinary Course of Business in excess of $25,000, or settle any suits, judgments or other legal actions, without the prior written consent of the Buyer;

         (h) materially alter any Real Property or enter into any agreement with respect to any such material alteration, except to the extent required under Real Property Leases,

Lease/Sublease Agreements, Laws or the requirements of the insurance policies listed in Section 3.17 of the Seller Disclosure Letter;

         (i) violate, breach or default in any material respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation, breach or default under, any term or provision of any Real Property Lease, Lease/Sublease Agreement or Seller Contract;

         (j) incur any indebtedness for borrowed money, other than indebtedness included in the calculation of Funded Debt;

         (k) fail to fully and timely comply with all requirements of the insurance policies listed in Section 3.17 of the Seller Disclosure Letter;

         (l) without the prior written consent of the Buyer or William  Sherman,
(i) enter into any Seller Contract which may give rise to obligations or liabilities in excess of $25,000 other than in the Ordinary Course of Business,
(ii) enter into as a licensor any license agreement or arrangement, (iii) enter into as a licensee any license agreement or arrangement which may give rise to obligations or liabilities in excess of $50,000, other than, on substantially similar terms, direct substitutions of (A) existing agreements or (B) the operational but expired agreements set forth in Section 3.13 of the Seller Disclosure Letter under the Caption entitled "Seller Contracts That May No Longer Be In Full Force And Effect Prior To Closing", (iv) enter into any Contract for the purchase of any Special Inventory with any supplier, or (v) purchase any inventory for any sports collectible product which generated less than $100,000 in aggregate revenues for the Seller Subsidiaries during calendar year 2000; or

         (m) authorize, or commit or agree to do any of the foregoing.

SECTION 5.02    COMMERCIALLY REASONABLE EFFORTS TO SATISFY CONDITIONS.

         (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Buyer and the Seller agree to use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Stock Purchase and the related transactions described herein as promptly as practicable including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions described herein and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) promptly furnishing all information required under the HSR Act and
(iii) the satisfaction of the other parties' conditions to Closing. In addition, no Party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any third party or Governmental Entity necessary to be obtained prior to Closing. Except as specifically provided, nothing herein shall require either Party to incur any costs to obtain any consent set forth in Section 3.06 of the Seller Disclosure Letter; provided that the Seller covenants and agrees to pay up to $200,000 to obtain the Closing Consents; provided further that to the extent any of the Closing Consents are incurred by the Seller on behalf of, or otherwise benefit, the

Seller and/or any of the Remaining Subsidiaries (including, by way of example and without limitation, costs in connection with the removal of the Seller and/or any of the Remaining Subsidiaries as a beneficiary under the insurance policies listed in Section 3.06 of the Seller Disclosure Letter and obtaining of insurance for the Seller and/or any of the Remaining Subsidiaries to replace such policies), any costs incurred by the Seller in connection therewith shall not count against the $200,000; and PROVIDED, further, that the Seller shall not be required to pay any money to obtain the consents of the National Football League and/or any member team thereof and/or National Football League Properties. Without limiting the foregoing, the Seller and the Buyer shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquires and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The Buyer shall pay all filing fees required by the HSR Act. Concurrently with the filing of notifications under the HSR Act or as soon as thereafter practicable, the Buyer and the Seller shall each request early termination of the HSR Act waiting period. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, the Seller shall not be entitled to divest or hold separate or otherwise take or commit to take any action that limits the Buyer's freedom of action with respect of, or their ability to retain, the Seller or any material portions thereof or any of the businesses, product lines, properties or assets of the Seller, without the Buyer's prior written consent.

         (b) Prior to the Closing, each Party shall promptly consult with the other Parties hereto with respect to, provide any necessary information with respect to, and provide the other Parties (or their respective counsel) with copies of, all filings made by such Party with any Governmental Entity or another information supplied by such Party to a Governmental Entity in connection with the Stock Purchase, this Agreement or the related transactions described herein. Each Party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated herein. If any Party hereto or any director, officer or, to the knowledge of such Party, other Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Stock Purchase, this Agreement or the related transactions described herein, then such Party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

         (c) Subject to compliance with applicable Law, from the date hereof until the Closing Date, the Seller shall confer on a regular and frequent basis with one or more representatives of the Buyer to report operational matters that are material and the general status of ongoing operations of the Business.

SECTION 5.03    TAX MATTERS.

         (a) Section 338(h)(10) Election. The parties agree as follows with respect to Code Section 338(h)(10):

                  (i) The Seller and the Buyer shall make timely elections under
Section 338(h)(10) of the Code (and any corresponding election permitted under state or local tax law) with respect to the Seller Subsidiaries (the "Section 338(h)(10) Elections"). At the Closing, (i) the Seller shall deliver to the Buyer Internal Revenue Service Form 8023 and any other state or local forms required for the Section 338(h)(10) Elections (collectively, the "Section 338 Forms"), each of the Section 338 Forms having been signed by the Seller and (ii) the Buyer shall deliver to Seller the Section 338 Forms, each of the Section 338 Forms having been signed by the Buyer. Each of the Section 338 Forms shall to the extent possible be completed at or prior to the Closing. To the extent that any item on a form has not been so completed, the parties shall agree at the Closing on the manner in which the item is to be determined, and the Buyer and the Seller shall complete the form in accordance with that determination; provided, however, that the Purchase Price allocation to be used in completing the form in a manner consistent with paragraph (b) below. Each Party shall at any time and from time to time after the Closing cooperate with the other Party in connection with the Section 338 Elections, including the signing by them of any other forms in order to accomplish the Section 338 Elections. The Seller shall include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Elections on its tax returns to the extent required by applicable federal or state law. Each of the Buyer and the Seller shall prepare and file its own set of the Section 338 Forms.

                  (ii) The Buyer and the Seller agree that the Purchase Price for the Subsidiary Stock and the liabilities of the Seller Subsidiaries (plus other relevant items) (the "Allocable Amount") shall be allocated as set forth in Section 1.02(b) above; provided, however, that the Allocable Amount shall be allocated for tax purposes among classes or categories of assets as provided by the Code and the related Treasury Regulations. The relative fair market values of the assets within each category and the amount allocated to the particular assets within each category shall be determined by the Buyer and the Seller in a manner consistent with any requirements of the Code and related Treasury Regulations. The Buyer, the Seller Subsidiaries, and the Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

         (b) CONTROL OF CONTESTS. The Seller shall control all audits or determinations by any taxing authority of any Seller Subsidiary for any Pre Closing Period or any Straddle Period and the Buyer shall have the right, at its own expense, to participate in any audit or determination by any taxing authority for any Pre Closing Period or Straddle Period; PROVIDED, HOWEVER, that the Seller shall not have the right to agree to any assessment, deficiency, settlement, or other adjustment or proposed adjustment of Taxes that would affect any Seller Subsidiary with respect to any taxable period (including each Straddle Period), without the Buyer's prior written consent.

         (c) ACCESS TO INFORMATION; COOPERATION REGARDING TAX AND SECURITIES LAWS MATTERS. In connection with (i) the preparation of the Seller Subsidiaries' income Tax Returns or the review of the income Tax Returns or any other Tax Returns, in either case for any Pre Closing Period or Straddle Period, or any audit or other determination which the Seller and Buyer have agreed to contest and (ii) compliance by the Seller after the Closing with the Seller's obligations pursuant to applicable federal securities laws to file reports with the SEC with respect to the Seller Subsidiaries ("Securities Reports"), the Seller, the Seller Subsidiaries and the Buyer shall cooperate and assist each other to the extent reasonably requested. Such cooperation and assistance shall include the Buyer, after the Closing, causing the Seller Subsidiaries to provide the Seller (and its attorneys and accountants) with the right, at reasonable times and upon reasonable notice, to have access to any records or information and personnel which may be relevant to determinations of Taxes attributable to such periods and the preparation of such Securities Reports. The Buyer agrees to cause the Seller Subsidiaries to retain all books and records with respect to Tax matters for any Pre Closing Period or Straddle Period until the expiration of the relevant status of limitations. The Seller shall reimburse the Seller Subsidiaries for all reasonable out-of-pocket expenses incurred by the Seller Subsidiaries or the Buyer in providing such assistance, including by way of illustration and not by way of limitation, costs for copying any documents requested by the Seller. Any information obtained pursuant to this Section 5.03(c) shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested. Immediately following the Seller's use of any such information or documents, such information or documents shall be returned to the Buyer.

         (d) The Seller agrees to indemnify the Buyer for any of the Tax liabilities of the Seller Subsidiaries that are attributable to any taxable period commencing on or prior to May 31, 2001.

         (e) In the event the Closing occurs after May 31, 2000, the Purchase Price shall be subject to increase in accordance with the procedures set forth in this Section 5.03(e) as follows:

                  (i) Except as provided in the next sentence, within 28 days after the Closing, the Buyer shall deliver to the Seller a statement (the "Segregated Accounting Period Statement") of Pre-Tax Income of the Seller Subsidiaries for the period beginning June 1, 2001 up to and including the Closing Date (the "Segregated Accounting Period Pre-Tax Income"). If no Segregated Accounting Period Statement is generated, the Buyer shall deliver to the Seller on or prior to August 28, 2001 a statement (the "Non-Segregated Accounting Period Statement") of the aggregate pre-Tax income of the Seller
Subsidiaries for the months of May, June and July 2001 combined (the "Non-Segregated Accounting Period Pre-Tax Income"). The Segregated Accounting Period Statement or the Non-Segregated Accounting Period Statement shall be generated directly from the accounting software system of the Seller Subsidiaries in accordance with the past practices of the Seller Subsidiaries. For purposes of this Section 5.03(e)(i), the term "Pre-Tax Income" shall mean "Income before taxes" of the Seller Subsidiaries on a consolidated basis for the applicable period, which shall be determined in accordance with the provisions of Section 3.07(b).

                  (ii) Except as set forth in Section 5.03(e)(iii), if the Closing has not been consummated on or prior to May 31, 2001 solely because the Buyer is unable to obtain the contemplated equity financing to fund $22.5 million of the Stock Purchase, and provided that all other conditions precedent to the obligations of the Buyer set forth in Sections 6.01 and 6.02 have been satisfied in full (or waived by the Buyer), the Buyer shall, concurrently with the delivery of the Segregated Accounting Period Statement, pay to the Seller, as additional Purchase Price, an amount equal to 100% of the product of (A) the Segregated Accounting Period Pre-Tax Income and (B) the Applicable Tax Rate (such amount, the "Segregated Accounting Period Tax"). In the event that all conditions precedent to obligations of the Buyer set forth in Sections 6.01 and
6.02 (other than in Sections 6.02(c)(with respect to the NFL Contract only), 6.02(d), 6.02(g), 6.02(q) and/or 6.02(u) (only with respect to orders or proceedings arising after May 31, 2001) have been satisfied in full (or waived by the Buyer), and the Closing has not been consummated on or prior to May 31, 2001, the Buyer shall pay to the

Seller concurrently with the delivery of the Segregated Accounting Period Statement only 50% (rather than 100%) of the Segregated Accounting Period Tax. In no event shall the Buyer be obligated to pay to the Seller any Purchase Price adjustment pursuant to this Section 5.03(e)(ii) unless the chief executive officer and chief financial officer of the Seller certifies in writing (the "Satisfaction Certificate") to the Buyer on or prior to June 5, 2001 that as of May 31, 2001 the Seller has satisfied, or is ready, willing and able to satisfy pending the Closing, the conditions precedent set forth in Section 6.02 (other than in Sections 6.02(c) with respect to the NFL Contract, 6.02(d), 6.02(g), 6.02(q) and 6.02(u) (other than with respect to orders or proceedings arising after May 31, 2001)) and Section 6.03(h). The Buyer shall have five (5) Business Days following the receipt of the Satisfaction Certificate to notify the Seller in writing, and provide a general description, of any dispute with respect thereto. Within five (5) Business Days after the Buyer has given notice to the Seller of such dispute the Parties shall attempt to resolve such dispute. If the Parties are unable to resolve such dispute within the latter five (5) Business Day period, then each Party may submit such dispute to arbitration within fifteen (15) days after the expiration of such latter five (5) Business Day period in accordance with Section 9.09 hereof.

                  (iii) In the event the Buyer has delivered to the Seller the Non-Segregated Accounting Period Statement rather than the Segregated Accounting Period Statement, then in lieu of the payment, if any, to be made pursuant to
Section 5.03(e)(ii) hereof, the Purchase Price shall be subject to adjustment as follows: If the Closing has not been consummated on or prior to May 31, 2001 solely because the Buyer is unable to obtain the contemplated equity financing from a Lincolnshire Management, Inc. fund (or obtain other financing satisfactory to the Buyer on behalf of a Lincolnshire Management, Inc. fund) to fund in part the Stock Purchase, and provided that all other conditions precedent to the obligations of the Buyer set forth in Sections 6.01 and 6.02 have been satisfied in full (or waived by the Buyer), the Buyer shall, on or prior to August 28, 2001, pay to the Seller, as additional Purchase Price, an amount equal to 100% of the product of (A) the Non-Segregated Accounting Period Pre-Tax Income and (B) the Applicable Tax Rate, multiplied by a fraction, the numerator of which shall be the number of days elapsed from and including June 1, 2001 up to and including the Closing Date, and the denominator of which shall be 92 (being the number of days in May, June and July combined) (such amount, the "Non-Segregated Accounting Period Tax"). In the event that all conditions precedent to obligations of the Buyer set forth in Sections 6.01 and 6.02 (other than in Sections 6.02(c)(with respect to the NFL Contract only), 6.02(d), 6.02(g) (with respect to the debt financing), 6.02(q) and/or 6.02(u) (only with respect to orders or proceedings arising after May 31, 2001), the result of which the Buyer has not obtained its equity financing) have been satisfied in full (or waived by the Buyer), and the Closing has not been consummated on or prior to May 31, 2001, the Buyer shall pay to the Seller on or prior to August 28, 2001 only 50% (rather than 100%) of the Segregated Accounting Period Tax. In no event shall the Buyer be obligated to pay to the Seller any Purchase Price adjustment pursuant to this Section 5.03(e)(ii) unless the chief executive officer and chief financial officer of the Seller provide the Buyer with a Satisfaction Certificate on or prior to June 5, 2001 certifying that as of May 31, 2001 the Seller has satisfied, or is ready, willing and able to satisfy pending the Closing, the conditions precedent set forth in Section 6.02 (other than in Sections 6.02(c) with respect to the NFL Contract, 6.02(d), 6.02(g), 6.02(q), and 6.02(u) (other than with respect to orders or proceedings arising after May 31, 2001)) and Section 6.03(h). The Buyer shall have five (5) Business Days following the receipt of the Satisfaction Certificate to notify the Seller in writing, and provide a general description, of any dispute with respect thereto. Within five (5) Business Days after the Buyer has given notice to the Seller of such dispute the Parties shall attempt to resolve such dispute. If the Parties are unable to resolve such dispute within the latter five (5) Business Day period, then each Party may submit such dispute to arbitration within fifteen (15) days after the expiration of such latter five (5) Business Day period in accordance with Section 9.09 hereof.

For avoidance of doubt, in no event shall any payment be due to the Seller under this Section 5.03(e) in the event the Closing does not occur.

         (f) NOTICE OF TAX AUDITS, ETC. Any Party who receives any written notice of a pending or threatened Tax audit, assessment, or adjustment against any Party which may give rise to liability of the Parties under this Agreement, shall promptly notify the other Party. Failure to provide timely notice of such pending or threatened action shall not release the Party who failed to receive such notice from liability to the Party failing to give timely notice to unless such failure precluded the defense of such pending or threatened action. The foregoing shall not preclude the Party who failed to receive such notice from recovering from the Party failing to give timely notice any additional costs or expenses suffered or incurred by such Party as a result of such failure.

SECTION 5.04    NO SOLICITATION OF COMPETING TRANSACTIONS.

         (a) Commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, the Seller shall not (and the Seller shall cause any Remaining Subsidiary, any entity Controlled by the Seller or any Remaining Subsidiary, and the officers, directors, employees, representatives and agents of the Seller and each of the Remaining Subsidiaries and each entity Controlled by the Seller or the Remaining Subsidiaries, including, but not limited to, investment bankers, attorneys and accountants, not to), (i) directly or indirectly, encourage, solicit or facilitate any inquiries or proposals that constitute, or would reasonably be expected to lead to, an Acquisition Proposal or (ii) participate in or initiate discussions or negotiations concerning, or provide any information to, any Person or group (other than Buyer, any of its Affiliates or representatives and agents) relating to, an Acquisition Proposal.

         (b) Commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, neither the Seller's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyer, the approval or recommendation by the Seller's Board of Directors or any committee thereof of the Stock Purchase, this Agreement and the related transactions described herein, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into a letter of intent, agreement in principle, acquisition agreement or any other agreement with respect to any Acquisition Proposal.

SECTION 5.05    INSURANCE.

At the Closing and at no cost to the Buyer, the Seller shall, in accordance with
Schedule 5.05, (i) deliver to the Buyer the legal, valid and binding endorsement of each of the insurance policies set forth in Section 3.17 of the Seller Disclosure Letter (with the exception of the directors' and officers' liability insurance policy referred to therein), removing as beneficiaries under such policies the Seller and the Remaining Subsidiaries, and (ii) transfer and assign its insured interest in the Insurance Policy to the Buyer, without cost to the Buyer, except that the Remaining Subsidiaries will be removed from coverage and the Seller will continue to be an additional insured. The Seller agrees to use commercially reasonable efforts to obtain on or prior to the Closing the acknowledgment or acceptance of coverage of Illinois National Insurance Company of any pending, open or unresolved claims set forth or required to be set forth on the loss run attached to Section 3.18 of the Seller Disclosure Letter and to transfer to the Buyer at the Closing the benefits of such acknowledgments and acceptances. To the extent that any refunds from the insurer are received by the Buyer solely as a result of the removal of the Remaining Subsidiaries as beneficiaries under the Insurance Policy, the Buyer agrees to pay such refunds to the Seller within ten (10) Business Days from the date of receipt of such refunds. From the date hereof until the Closing Date, the Seller agrees to promptly notify the Buyer of any pending or threatened claim arising since the date of this Agreement concerning any product or equipment manufactured, shipped, sold or delivered by the Seller or any Seller Subsidiary relating to the Business.

SECTION 5.06    NON-COMPETITION AGREEMENTS.

Simultaneously with the execution of this Agreement, the Buyer shall enter into a non-competition agreement with each Person set forth on SCHEDULE 5.06 (each, a "Non-Competition Agreement"). The term of each Non-Competition Agreement shall commence as of the Closing Date.

SECTION 5.07    CHANGE OF NAME.

Commencing on the Closing Date, the Seller agrees to not use the words "Riddell," "All American", "Ridmark", "RHC", "MacMark", "Proacq", "Equilink" or words of similar import (the "Names") as part of any corporate name; PROVIDED, HOWEVER, that the Seller shall be permitted to use the word "Riddell" in its corporate name in accordance with the Transitional Trademark License Agreement to be executed and delivered at Closing in the form attached as Exhibit C. As soon as practicable, but in no event later than 90 days following the Closing Date, the Seller shall amend its certificate of incorporation to change its corporate name to a name not containing any of the Names. The Seller acknowledges that the Names and all marks and logos related thereto shall be owned by the Buyer, and that neither the Seller nor any of the Remaining Subsidiaries or any Person Controlled by the Seller or any Remaining Subsidiary shall have any direct or indirect rights in or to any of the Names or shall contest the ownership or validity of any rights of the Buyer in or to the Names.

SECTION 5.08    OTHER ACTIONS

The Parties shall not, and shall not permit any of their respective Affiliates to, take any action (to the extent such action is within the respective Party's control) that would, or that would reasonably be expected to, result in (a) any of the representations and warranties of such Party set forth in this Agreement becoming untrue, or (b) any of the conditions set forth in Article VI of this Agreement not being satisfied.

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

SECTION 5.09    ACCESS AND INFORMATION.

For so long as this Agreement is in effect, and subject to applicable Laws, each Party shall, and shall cause each of their respective Subsidiaries to, (a) afford to the other Party and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Contracts, books, records and personnel as such other Party may reasonably request, and (b) furnish promptly to the other Party (i) a copy of each Contract filed with, or received from any Governmental Entity, and (ii) all other information concerning their respective businesses, operations, assets, liabilities and personnel as such other Party may reasonably request. In addition to the foregoing, the Buyer shall have the right to undertake an environmental assessment of each of the Real Properties currently owned or leased for the conduct of the Business, and of the Business, including, without limitation, a Phase I assessment. The Seller and the Seller Subsidiaries shall cooperate with the Buyer and the Buyer's environmental consultant in the conduct of the environmental assessments, and shall provide to the Buyer all known and available information and documentation concerning any environmental matters pertaining to all the Real Property, the Assets or the Business.

SECTION 5.10    PUBLICITY.

The Buyer and the Seller shall consult with each other before issuing any press release or making any public statement with respect to the Stock Purchase, this Agreement, or the transactions described herein, and shall not issue any such press release or make any such public statement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by Law or the rules and regulations of a national securities exchange if it has used all commercially reasonable efforts to consult with the other Party prior thereto.

SECTION 5.11    EMPLOYEE BENEFIT MATTERS.

         (a) Until December 31, 2001, the Buyer shall maintain, or cause to be maintained, for the benefit of the employees of the Seller Subsidiaries who become employees of the Buyer, employee benefit plans and arrangements which in the aggregate will provide retirement, health, welfare and insurance benefits that are substantially comparable to the retirement, health, welfare and insurance benefits provided to those employees immediately prior to the Closing Date.

         (b) With respect to any employee benefit plan, program or policy of the Buyer that is made available to employees of the Seller or any Seller
Subsidiary: (i) service with the Seller and the Seller Subsidiaries by any such employee prior to the Closing Date shall be credited for eligibility, participation and vesting purposes under such plan, program or policy (but not for purposes of accrual of benefits), and (ii) with respect to any welfare benefit plans to which such employee may become eligible, the Buyer shall cause such plans to provide credit for the year 2001 any co-payments or deductibles and maximum out-of-pocket payments by such employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods to the extent that they had not been satisfied, under any welfare benefit plans maintained by the Seller or the Seller Subsidiaries prior to the Closing Date to the extent reported and reflected in the Audited Financial Statements. The Buyer shall recognize vacation days previously accrued and reserved for by the Seller or any Seller Subsidiary immediately prior to the Closing Date. For purposes of the Buyer's severance program (if any), the Buyer shall consider, among other factors, employee's service with the Seller and any Seller Subsidiaries prior to the Closing Date.

SECTION 5.12    TRANSACTION EXPENSES.

Except as provided in Section 8.02 of this Agreement, each Party shall bear its own expenses in connection herewith, including, without limitation, the fees of each Party's respective legal counsel, financial advisors, accountants, brokers, finders or investment bankers.

SECTION 5.13    PAYMENT OF BROKER FEES.

The Seller agrees to pay all fees, commissions or other compensation to the Persons listed on Schedule 3.20 with respect to the transactions contemplated by this Agreement, and agrees that neither the Buyer nor any of the Seller Subsidiaries will be liable for any such fees, commissions or other compensation.

SECTION 5.14    PERMIT TRANSFER, ASSIGNMENT OR REISSUANCES.

The Seller and Seller Subsidiaries shall assist the Buyer in the transfer, assignment or securing of reissuance of any Environmental Permits and in the provision of any required notice, to the extent that such Environmental Permits required to operate the Business are required under applicable Environmental Laws to be transferred, assigned or reissued, or notification is required to be provided to facilitate the Stock Purchase contemplated under this Agreement.

SECTION 5.15    NON-COMPETITION.

         (a) For a period of five years after the Closing Date (the "Restricted Period"), the Seller agrees that the Seller shall not (and the Seller shall cause the Remaining Subsidiaries and any Person Controlled by the Seller or the Remaining Subsidiaries not to) engage, directly or indirectly, anywhere within the United States and Canada (the "Restricted Territory") in any business that sells, markets, manufactures, distributes, produces or supplies football and baseball helmets, shoulder pads, football and baseball uniforms and other football and baseball products (except practice wear), football and baseball protective equipment products and sports collectible products ("Riddell Products"), including but not limited to the kind of such Riddell Products sold, marketed, manufactured, distributed, produced or supplied by the Seller or the Seller Subsidiaries in the operation of the Business as of the Closing Date (a "Riddell Competitive Business") or, without the prior written consent of the Buyer, directly or indirectly, own any interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as partner, stockholder, consultant or otherwise, any Person which engages or intends to engage in a Riddell Competitive Business in the Restricted Territory.

         As a separate and independent covenant, the Seller further agrees with the Buyer that, during the Restricted Period, the Seller will not (and the Seller shall cause the Remaining Subsidiaries and any Person Controlled by the Seller or the Remaining Subsidiaries not to) in any way, directly or indirectly, for the purpose of conducting or engaging in any Riddell Competitive Business or selling, marketing, manufacturing, distributing, producing or supplying

Riddell Products, solicit, advise or otherwise do for such purpose, or attempt to do for such purpose, business with any customers of the Buyer, the Seller Subsidiaries or the Business or take away or interfere or attempt to interfere with any customer, trade, business or patronage of the Buyer, the Seller Subsidiaries or the Business or interfere with or attempt to interfere with any officers, employees, representatives or agents of the Buyer, the Seller Subsidiaries or the Business or hire, solicit, induce or attempt to induce any of them to leave the employ of Buyer, the Seller Subsidiaries or the Business or violate the terms of their Contracts, or any employment arrangements.

         Notwithstanding the foregoing: (i) the Seller shall not during and after the Restricted Period be prohibited by this Section 5.15(a) from distributing to customers of the Buyer, the Seller Subsidiaries or the Business cheerleading and dance team products and soccer products or from operating cheerleading and dance team camps and competitions for such customers, and (ii) Fox Athletic LLC, a subsidiary of the Seller ("Red Fox"), is hereby authorized to sell Uniforms to the Buyer pursuant to, and in accordance with, the terms and conditions of the Apparel Supply Agreement and Red Fox shall not be prohibited during and after the Restricted Period from selling Uniforms, provided that such Uniforms are sold by Red Fox, in bona fide arms-length transactions, only to distributors of such Uniforms that are not Affiliates of the Seller or Red Fox for resale only to retailers and not directly to schools or other customers.

         (b) During the Restricted Period, the Buyer shall not (and the Buyer shall cause the Seller Subsidiaries and any Person Controlled by the Buyer or the Seller Subsidiaries not to) engage, directly or indirectly, anywhere within the Restricted Territory, in the design and distribution of cheerleading and dance team uniforms and products and soccer products or in the operation of cheerleading competitions ("Varsity Products"), including but not limited to the kind of such Varsity Products designed, distributed and operated by the Seller in the operation of the Remaining Business as of the Closing Date (a "Varsity Competitive Business") or, without the prior written consent of the Seller, directly or indirectly, own any interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as partner, stockholder, consultant or otherwise, any Person which engages or intends to engage in a Varsity Competitive Business in the Restricted Territory.

         As a separate and independent covenant, the Buyer further agrees with the Seller that, during the Restricted Period, the Buyer will not (and the Buyer shall cause the Seller Subsidiaries and any Person Controlled by the Buyer or the Seller Subsidiaries not to) in any way, directly or indirectly, for the purpose of conducting or engaging in any Varsity Competitive Business or designing, distributing or operating Varsity Products, solicit, advise or otherwise do for such purpose, or attempt to do for such purpose, business with any customers of the Seller, the Remaining Subsidiaries or the Remaining Business or take away or interfere or attempt to interfere with any customer, trade, business or patronage of the Seller, the Remaining Subsidiaries or the Remaining Business or interfere with or attempt to interfere with any officers, employees, representatives or agents of the Seller, the Remaining Subsidiaries or the Remaining Business or hire, solicit, induce or attempt to induce any of them to leave the employ of Seller, the Remaining Subsidiaries or the Remaining Business or violate the terms of their Contracts, or any employment arrangements.

         Notwithstanding the foregoing, the Buyer and the Seller Subsidiaries shall not during and after the Restricted Period be prohibited by this Section 5.15(b) from carrying on the Business as it is presently conducted or proposed to be conducted. In addition, any present and future licensees of any of the Seller Subsidiaries shall not be prohibited during and after the Restricted Period by this Section 5.15(b) from conducting any activity or utilizing any right under any present and future license with the Seller Subsidiaries, provided that none of the Buyer or the Seller Subsidiaries violates this Section 5.15.

         (c) The Restricted Period applicable to each Party shall be extended by the full length of any period during which the Seller or the Buyer, as the case may be, is in breach of the terms of this Section 5.15.

         (d) This Section 5.15 (including both Sections 5.15(a) and (b)) shall terminate in its entirety and be of no further force and effect upon the sale, transfer or other disposition, whether by sale of stock or assets, merger, consolidation, combination or otherwise, of all or substantially all of the Business or the Remaining Business to a bona fide third party purchaser following the Closing.

         (e) It is expressly understood, acknowledged and agreed by each Party that the covenants set forth in this Section 5.15 constitute an essential element of this Agreement and that, but for such covenants, such Party would not have executed and delivered this Agreement nor be willing to perform the transactions contemplated herein.

         (f) Without intending in any way to limit the remedies available to the Parties, each Party further acknowledges and agrees that if such Party breaches any of the covenants contained in this Section 5.15, the other Party may seek injunctive relief (without being required to post bond or any other undertaking as a condition to obtaining such relief) in any court of competent jurisdiction to restrain the breach or the threatened breach of, or otherwise specifically to enforce, any of such covenants.

         (g) The Parties agree and intend that the  covenants  contained in this
Section 5.15 shall be construed as a series of separate covenants, one for each applicable county, state, country or province. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. It is understood and agreed that, whenever possible, each provision, term and covenant of this
Section 5.15 shall be interpreted in such a manner as to be effective and valid under applicable Law.

SECTION 5.16    DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

         (a) For a period of six years after the Closing Date, the Buyer shall indemnify, defend and hold harmless any person who is now, or who has been at any time prior to the date hereof, an officer or director of any Seller Subsidiary (a "D&O Indemnified Party"), against all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses), judgments, fines, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "D&O Claim") incurred or suffered by a D&O Indemnified Party relating to, arising from or in connection with the fact that such person is or was a director or, officer of a Seller Subsidiary, regardless of whether any such

D&O Claim pertains to any matter or fact arising, existing, or occurring prior to, at or after the Closing Date, and regardless of whether such D&O Claim is asserted or claimed prior to, at or after the Closing Date, to the full extent that each such D&O Indemnified Party is indemnified under, and in accordance with the terms and conditions of, the organizational documents of such Seller Subsidiary and applicable Delaware Law.

         (b) On the Closing Date, the Seller shall obtain, at the Buyer's expense not to exceed $500,000, a run-off policy of directors' and officers' liability insurance covering all the current officers and directors of the Seller Subsidiaries and providing the coverage as set forth on SCHEDULE 5.16.

SECTION 5.17    APPAREL SUPPLY AGREEMENT.

         (a) As of the date hereof, the Seller shall cause its All American Sports Corporation and Varsity Spirit Corporation subsidiaries to enter into the Apparel Supply Agreement with the Buyer.

         (b) In the event of a sale of 50% or more of the capital stock or assets of Varsity Spirit Corporation (whether by merger, consolidation, share exchange or otherwise), the Seller hereby guarantees the payment and performance when due of all obligations of Varsity Spirit Corporation under the Apparel Supply Agreement. Such guarantee shall be absolute, present, primary, continuing, irrevocable, unlimited and unconditional guarantee and is not conditioned or contingent upon any effort to attempt to seek payment or performance from any other person or entity or upon any other condition or contingency. In order to enforce Seller's guarantee herein, the Buyer shall not be required to first pursue any right or remedy against, or seek any redress from, Varsity Spirit Corporation or any other person or entity, or take any other action whatsoever with respect thereto.

SECTION 5.18    ADDITIONAL ASSETS.

         (a) In the event that all or any portion of the Additional Assets are co-mingled with other assets of the Seller or any of the Remaining Subsidiaries, the Seller, at Seller's expense, shall deliver the Additional Assets to the Buyer at the Closing in a manner that allows the Buyer to use the Additional Assets on a stand-alone basis in the operation of the Business. The Seller shall, and shall cause the Remaining Subsidiaries to, cease to operate the football related portion of the Varsity.com web site. The Seller represents and warrants that, immediately following the Closing, the software related to the Riddell.com web site will operate fully on a stand-alone basis and that the Varsity brand and any Varsity.com or other content not specifically authorized by the Buyer will not be visible or apparent to a user of or visitor to the Riddell.com web site. The Seller agrees that it will test such Riddell.com software prior to the Closing Date and that it will modify or replace such software as is necessary to ensure that such software will operate fully on a stand-alone basis immediately following the Closing.

         (b) The Parties hereto agree that the Additional Assets shall not include the two computer servers owned by the Seller. The Seller represents to the Buyer that the Seller is Party to an oral agreement with DTI and an oral agreement with DoubleSpace with respect to the provision and maintenance of hosting services. The Parties agree that both the Buyer and the Seller shall have the right to access the servers at any time after the Closing, provided that the parties split, on a 50/50 basis, all costs attributable to the operation of the servers, including the fees payable under the DTI and DoubleSpace agreements referred to herein. The Seller represents to the Buyer that both the DTI and DoubleSpace agreements are terminable by the Seller on short notice, that no breakup, cancellation, termination or similar fees will result from any termination thereof and that no increases in fees due to DTI or DoubleSpace, as the case may be, will result from any termination thereof. In the event that either the Buyer or the Seller desires to cease using the servers after the Closing Date, such Party shall give the other Party not less than 30 days' prior written notice of the date of cessation, PROVIDED, HOWEVER, that the Seller shall not cease using the servers prior to August 31, 2001. From and after such date of cessation, the non-ceasing Party shall be liable for all costs attributable to the operation of the servers and will retain ownership (in the case of the Seller) or obtain ownership (in the case of the Buyer) of the servers. In the event that the Buyer is the non-ceasing Party, the Seller hereby agrees to enter into a bill of sale, in substantially the same form as the Bill of Sale attached to this Agreement as Exhibit E, to transfer, at no cost to the Buyer, ownership of and good and valid title to the servers free and clear of any Liens. The Seller hereby agrees to indemnify the Buyer for any breakup, cancellation or similar fees that result from the Seller ceasing to use the servers.

SECTION 5.19 TRANSFER OF MEMBERSHIP INTERESTS. On or prior to the Closing, the Seller shall cause each of David Groelinger, David Mauer and Leonard Toboroff to transfer their respective membership interests in MacGregor Corporation to the Buyer or the Buyer's designee or substitute the Buyer's designees as members of MacGregor Corporation in lieu of such transfer.

SECTION 5.20    USE OF PROCEEDS AND REPRESENTATION AND WARRANTY INSURANCE.

         (a) The Seller agrees that it will not disburse (a "Disbursement") more than the greater of (i) 25% of the Net Proceeds (as such term is defined in the Indenture) of the transaction contemplated hereby or (ii) $12,500,000, for purposes other than the permanent reduction of Indebtedness under the Credit Facilities or the permanent reduction of other Senior Indebtedness (as such terms are defined in the Indenture as of the date hereof) unless and until the Seller purchases, at its sole cost and expense and subject to the next sentence and Section 5.20(b), representation and warranty insurance acceptable to the Buyer and delivers to the Buyer a buy-side policy (naming the Buyer as the named insured) issued by an insurer with a Best's rating of A or better or an insurer reasonably believed by the Seller to be financially sound and reputable. In order to obtain such policy, the Seller agrees to pay in full, at the inception of such policy, premium costs in an amount not to exceed $150,000. Subject to the immediately preceding sentence and Section 5.20(b), such insurance shall insure at least $3,000,000 of Losses. Such insurance shall be paid in full by the Seller at its inception, and be in full force and effect at any time thereafter a claim for indemnification is made pursuant to this Agreement.

         (b) The Seller agrees to use commercially reasonable efforts to notify the Buyer in writing at least 30 days prior to a Disbursement which would require the purchase of the buy-side policy hereunder. The Seller shall keep the Buyer fully informed of the Seller's efforts to obtain the buy-side policy required under this Section 5.20, and shall provide to the Buyer for its review and approval a form of such policy at least 10 days prior to such Disbursement. The Buyer shall, within 10 days following receipt by the Buyer of such policy, have the right in its sole discretion to either (i) accept such policy or (ii) obtain a form of replacement policy to be purchased by the Seller that is acceptable to the Buyer and that is customary for transactions such as, and the size of, the transaction contemplated by this Agreement, including the Seller's indemnity obligations under Article VII (it being understood that to the extent that a replacement policy acceptable to the Buyer, in the Buyer's sole discretion, cannot be obtained for $150,000 or less, the Buyer shall have the option of paying the incremental amount in excess of such $150,000 required in order for the Seller to obtain such acceptable policy). In the event the Buyer does not notify the Seller of its election of either of the alternatives set forth in (i) and (ii) above prior to such Disbursement, then the Seller, prior and as a condition to making such Disbursement, shall pay to the Buyer $150,000, which $150,000 (or a portion thereof) shall be used by the Buyer to purchase, within 30 days following the later of (A) such Disbursement and (B) the receipt by the Buyer of such $150,000, a buy-side policy acceptable to the Buyer in its sole discretion. The Buyer agrees to provide to the Seller within 10 days following the purchase of the buy-side policy a copy of the policy, and to the extent that the Buyer obtains the buy-side policy for less than $150,000, the Buyer shall within 10 days following receipt by the Buyer of the policy refund to the Seller the difference, if any, between $150,000 and the amount paid by the Buyer for the policy. If the Buyer does not obtain any policy within the 30-day period referred to above, the Buyer shall within 10 days following the expiration of such 30-day period refund to the Seller such $150,000, and the Seller shall then purchase the buy-side policy initially provided to the Buyer hereunder by the Seller.

         (c) The Seller agrees that it will provide the Buyer with a written statement, certified by the chief financial officer of the Seller, immediately prior to disbursing more than $5,000,000, and again immediately prior to disbursing more than $12,500,000 (including any prior Disbursements), of the Net Proceeds of the transaction contemplated hereby for purposes other than the permanent repayment of Senior Notes and Senior Indebtedness. In the event the Seller is no longer a publicly-traded company, the Seller agrees to deliver to the Buyer each month after such event and until the earlier to occur of (x) the purchase of insurance as described in this Section 5.20 or (y) the first anniversary of the Closing Date, monthly statements of the kind described in Sections 1.03(a) and 3.07(b) and prepared in the manner represented therein, certified by the chief financial officer of the Seller, to enable the Buyer to monitor the use of the Net Proceeds hereunder. In no event shall any modification, amendment or termination of the Indenture relieve the Seller of any of its obligations under this Section 5.20.

         (d) Subject to Section 7.01 hereof, the insurance required to be purchased under this Section 5.20 shall be in addition to, rather than in lieu of, the indemnification obligations of the Seller set forth in this Agreement and shall not relieve the Seller of its indemnification obligations set forth in this Agreement.

SECTION 5.21    ESTOPPEL CERTIFICATES.

The Seller shall use commercially reasonable efforts to obtain on or prior to the Closing an estoppel certificate with respect to each Real Property Lease and each Lease/Sublease Agreement, in each case in form and substance reasonably satisfactory to the Buyer.

SECTION 5.22    NOTIFICATION OF CLAIMS

From the date of this Agreement and until the Closing Date, the Seller and the Seller Subsidiaries shall notify the Buyer of: (i) any claims, actions, suits, investigations, or proceedings filed or, to the knowledge of the Seller, threatened against, relating to or affecting the Seller or any of the Seller Subsidiaries or the Business or Assets and (ii) any orders of any Governmental Entity or arbitrator issued against the Seller or any Seller Subsidiary, the Business or the Assets that would be reasonably expected to have a Seller
Material Adverse Effect or prevent or enjoin, or delay in any respect, consummation of the transactions described herein.


                                   ARTICLE VI.

                                   CONDITIONS

SECTION 6.01    CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT.

The respective obligations of each Party to effect the transactions described herein shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by agreement of the Buyer and the Seller, in whole or in part, to the extent permitted by applicable
Law:

         (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, in any case which is in effect and which prevents or prohibits consummation of the transactions described herein; provided, however, that the Parties shall use their commercially reasonable efforts to cause any such Law to be vacated or lifted.

         (b) HSR ACT. The applicable waiting period with respect to the transactions described herein together with any extensions thereof, under the HSR Act shall have expired or been terminated.

SECTION 6.02    CONDITIONS TO OBLIGATIONS OF THE BUYER.

The obligation of the Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by the Buyer, in whole or in part, to the extent permitted by applicable Law:

         (a) REPRESENTATIONS AND WARRANTIES. On and as of the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct, disregarding for this purpose any standard of materiality contained in any such representation or warranty, except (i) for changes specifically permitted by this Agreement, (ii) those representations and warranties that address matters only as of a particular date which are true and correct as of such date, and (iii) where the failure of such representations and warranties to be true and correct do not, individually or in the aggregate, have a Seller Material Adverse Effect, and the Buyer shall have received a certificate of the Seller to that effect, dated the Closing Date, and signed on behalf of the Seller by the chief executive officer and chief financial officer thereof.

         (b) PERFORMANCE OF OBLIGATIONS. The Seller shall have performed or complied in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with by the Seller under this Agreement prior to the Closing, and the Buyer shall have received a certificate signed by the chief executive officer and chief financial officer of the Seller to such effect.

         (c) CONSENTS. The Seller shall have obtained and shall have delivered to the Buyer on or prior to the Closing Date copies of all Closing Consents (including, without limitation, the consent required under the NFL Contract and related license agreements with National Football League Properties, Inc. in connection with the Stock Purchase).

         (d) NON-COMPETITION AGREEMENTS. The Non-Competition Agreements shall be in full force and effect as of the Closing Date.

         (e) NO MATERIAL ADVERSE EFFECT. From the date hereof through and including the Closing Date, no event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist that, individually or in the aggregate, has constituted or resulted in, or would reasonably be expected to constitute or result in, a Seller Material Adverse Effect, individually or in the aggregate.

         (f) [intentionally omitted]

         (g) FINANCING. Prior to the Closing Date, the Buyer shall have received from the Financing Sources sufficient financing, on terms reasonably acceptable to the Buyer.

         (h) RESIGNATIONS OF OFFICERS AND DIRECTORS. (i) the Seller shall have delivered to the Buyer an executed resignation from each member of the Board of Directors of each Seller Subsidiary and, at the Buyer's request, any officers of the Seller Subsidiaries. A list of all officers and directors shall be set forth in Section 6.02(h) of the Seller Disclosure Letter, and (ii) the Seller shall have delivered to the Buyer an assignment of the membership interests in MacGregor Corporation held by David Groelinger, David Mauer and Leonard Toboroff.

         (i) ADDITIONAL DOCUMENTS. The Seller shall have delivered to the Buyer such other documents, instruments and certificates as shall be reasonably requested by the Buyer or the Buyer's counsel for the purpose of effecting the transactions provided for and contemplated by this Agreement and the Transaction Documents.

         (j) OPINION OF COUNSEL FOR THE SELLER. The Buyer shall have received an opinion, dated the Closing Date, from Swidler Berlin Shereff Friedman, LLP, counsel to the Seller, addressed to the Buyer and, if requested by the Buyer, to the Financing Sources, in the form attached as Exhibit D.

         (k) ESTIMATED FUNDED DEBT CALCULATION. The Seller shall have delivered to the Buyer the Estimated Funded Debt Calculation in accordance with Section 1.03(a).

         (l) ORGANIZATIONAL DOCUMENTS AND BOARD RESOLUTIONS. The Buyer shall have received true, correct and complete copies of (i) the certificate of incorporation, as amended to date, of the Seller and each Seller Subsidiary, certified as of a recent date by the Secretary of State of the state of incorporation of the Seller or such Seller Subsidiary, (ii) the bylaws of the Seller and each Seller Subsidiary and (iii) resolutions duly and validly adopted by the Board of Directors of the Seller evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of the Seller and each Seller Subsidiary, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date.

         (m) INCUMBENCY CERTIFICATE. The Buyer shall have received a certificate of the Seller, certifying as to the names and signatures of the Persons authorized on behalf of the Seller to sign this Agreement and the other Transaction Documents to be delivered by the Seller hereunder;

         (n) GOOD STANDING CERTIFICATES. The Buyer shall have received good standing certificates for the Seller and each Seller Subsidiary from the Secretary of State of their respective states of incorporation and from the Secretary of State of each other jurisdiction in which the operation of the Business in such jurisdiction requires the Seller or such Seller Subsidiary to qualify to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date.

         (o)  MINUTE  BOOKS.  The  Buyer  shall  have  received   possession  or
constructive possession of the minute books, the stock register certificate books and the stock record books of each Seller Subsidiary.

         (p) SATISFACTION OF CONSOLIDATED DEBT AND INTERCOMPANY DEBT. The Buyer shall have received unconditional general releases in favor of the Seller Subsidiaries from the Revolver Loan lenders and all other creditors under the Consolidated Debt with respect to all obligations of the Seller Subsidiaries arising under or related to the Consolidated Debt and all Liens on the Assets (including, without limitation, the mortgage and other Liens on the Chicago, Illinois real property) and the Subsidiary Stock arising under or related to the Consolidated Debt, and the Seller or the Seller Subsidiaries, as the case may be, shall have paid in full all Intercompany Debt and released the Buyer and the Seller Subsidiaries from all obligations with respect thereto. Each of the Seller Subsidiaries shall have been unconditionally released from and relieved of all obligations under any loan agreement, guaranty, pledge or similar agreement, including, without limitation, any obligations under the Subsidiary Guaranty, any obligations under the Silver Oak Guaranty and all pledges of the Subsidiary Stock, and the Seller shall have delivered to the Buyer all documents required in order to evidence such releases.

         (q) TITLE INSURANCE. Buyer's title insurance company shall be prepared to issue, upon payment of the title premium at its regular rates, a 1992 ALTA Owner's Policy of title insurance with respect to each Real Property listed in
SCHEDULE 6.02(Q), in the respective amounts indicated therein, subject only to Permitted Liens;

         (r) ESTOPPEL CERTIFICATES. Buyer shall have received (i) an estoppel certificate with respect to each Real Property Lease listed in SCHEDULE 6.02(R)(I), and (ii) an estoppel certificate with respect to each Lease/Sublease Agreement listed in SCHEDULE 6.02(R)(II), in each case in the form required to be executed under the applicable lease documents if such a form is required under the applicable Real Property Lease or Lease/Sublease Agreement or otherwise in form and substance reasonably satisfactory to the Buyer.

         (s) APPAREL SUPPLY AGREEMENT. The Apparel Supply Agreement shall be in full force and effect as of the Closing Date and neither Varsity Spirit Corporation nor All American Sports Corporation shall be in breach of or default under the Apparel Supply Agreement.

         (t) INTERNET OPERATIONS. The Seller and the Remaining Subsidiaries shall have ceased to operate the football-related portion of the Varsity.com web site.

         (u) NO GOVERNMENTAL ORDER OR OTHER PROCEEDING OR LITIGATION. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby.

         (v) BILL OF SALE AND ASSIGNMENT. The Seller shall have delivered to the Buyer a Bill of Sale and Assignment, in the form attached as Exhibit E hereto, with respect to the Additional Assets.

         (w) TRANSITIONAL TRADEMARK LICENSE AGREEMENT. The Seller shall have executed and delivered to the Buyer the Transitional Trademark License Agreement referred to in Section 5.07.

         (x) INSURANCE. At no cost to the Buyer, the Seller shall have, in accordance with SCHEDULE 5.05, (i) delivered to the Buyer the legal, valid and binding endorsement of the insurance policies set forth in Section 3.17 of the Seller Disclosure Letter, removing as beneficiaries under such policies the Seller and the Remaining Subsidiaries, and (ii) transferred and assigned its insured interest in the Insurance Policy to Buyer. In addition, the Seller shall have obtained on or prior to the Closing the acknowledgement or acceptance of coverage of Illinois National Insurance Company of any pending, open or unresolved claims set forth or required to be set forth on the loss run attached to Section 3.18 of the Seller Disclosure Letter and shall have transferred to the Buyer at the Closing the benefits of such acknowledgments and acceptances.

         (y) CLOSING DELIVERIES. The Seller shall have furnished to the Buyer all of the agreements, documents and items specified in Section 2.02(b) to the extent not specifically addressed in Section 6.02(a)-(x) above.

SECTION 6.03    CONDITIONS TO OBLIGATIONS OF THE SELLER.

The obligation of the Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any or all of which may be waived by the Seller, in whole or in part, to the extent permitted by applicable Law:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer contained herein (other than in Section 4.09) shall be true in all respects (in the case of any representation or warranty containing any materiality or material adverse effect qualification) or in all material respects (in the case of any representation or warranty without any materiality or material adverse effect qualification) at and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of the Closing Date, and the Seller shall have received a certificate of the president or chief executive officer of the Buyer to such effect.

         (b) PERFORMANCE OF OBLIGATIONS. The Buyer shall have performed or complied in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with by the Buyer under this Agreement prior to the Closing, and the Seller shall have received a certificate of the president or chief executive officer of the Buyer to such effect.

         (c) CONSENTS. The Buyer shall have obtained and shall have delivered to the Seller on or prior to the Closing Date copies of all consents, approvals, authorizations, permits, filings and notices required or appropriate to be obtained by the Buyer in connection with the execution and delivery of this Agreement and the consummation of the Stock Purchase and the related transactions described herein. The Buyer shall have also obtained the consent required under the NFL Contract and related license agreements with National Football League Properties, Inc. in connection with the Stock Purchase.

         (d) [intentionally omitted].

         (e) [intentionally omitted].

         (f) NO GOVERNMENTAL ORDER OR OTHER PROCEEDING OR LITIGATION. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby.

         (g) TRANSITIONAL TRADEMARK LICENSE AGREEMENT. The Buyer shall have executed and delivered to the Seller the Transitional Trademark License Agreement referred to in Section 5.07.

         (h) FAIRNESS OPINION. Lehman Brothers Inc. shall have rendered a fairness opinion with respect to the transactions contemplated hereby on or prior to the execution of this Agreement, and such fairness opinion shall not have been withdrawn as of the Closing.

         (i) CLOSING DELIVERIES. The Buyer shall have furnished to the Seller all of the agreements, documents and items specified in Section 2.02(a) to the extent not specifically addressed in Section 6.03(a)-(h).

                                  ARTICLE VII.

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

SECTION 7.01    SURVIVAL.

Except as otherwise specifically provided for hereby, the representations and warranties of the Seller included or provided for hereby shall survive until the earlier of (i) the 15-month anniversary of the Closing Date or (ii) 30 days following the delivery to the Buyer by the Buyer's Accountant of the audited consolidated statements of operations and cash flows of the Seller Subsidiaries for the 12-month period ending December 31, 2001 and the audited consolidated balance sheet of the Seller Subsidiaries as of December 31, 2001; provided, however, that (A) the representations and warranties contained in Section 3.12 (Environmental Matters) shall survive until the third anniversary of the Closing Date, (B) the representations and warranties of the Seller contained in Section
3.01  (Organization  and  Qualification),  Section 3.02  (Seller  Subsidiaries),
Section 3.04 (Capitalization), Section 3.09(a) (Assets) (the first two sentences thereof), Section 3.23(d) (Real Property) (the first sentence thereof) and
Section 3.29(g) (Intellectual Property) (the first two sentences thereof) and any fraudulent misrepresentations (including any intentional failure to disclose a material fact) shall survive the Closing indefinitely, notwithstanding any applicable statute of limitations, and (C) the representations and warranties of the Seller contained in Section 3.16 (Taxes), shall survive the Closing through the expiration of any applicable statute of limitations period (each such period is referred to herein as a "Survival Period"). Neither any Survival Period, nor the liability of the Seller with respect to breaches of representations and warranties, shall be reduced or limited by any investigation made at any time by or on behalf of the Buyer.

         (a) The Seller agrees that, prior to the sixth anniversary of the Closing Date, it will not consummate the sale (the "Sale") of all or substantially all of the assets or capital stock of the Seller or Varsity Spirit Corporation or all or substantially all of the Remaining Business (whether by merger, consolidation, business combination or otherwise) unless and until the Seller purchases, at its sole cost and expense and subject to the next sentence and Section 7.01(b), representation and warranty acceptable to the Buyer and delivers to the Buyer a buy-side policy (naming the Buyer as the named insured)
(i) issued by an insurer with a Best's rating of A or better or an insurer reasonably believed by the Seller to be financially sound and reputable and (ii) with coverage which will not be diminished as a result of or by virtue of the
Sale and the resulting release of the Seller from its indemnification obligations in accordance with Section 7.01(c). In order to obtain such policy, the Seller agrees to pay in full, at the inception of such policy, premium costs in an amount not to exceed $500,000. Subject to the immediately preceding sentence and Section 7.01(b), such insurance shall insure at least $10,000,000 of Losses. Such insurance shall be paid in full by the Seller at its inception, and be in full force and effect at any time thereafter a claim for indemnification is made pursuant to this Agreement.

         (b) The Seller agrees to notify the Buyer in writing at least 45 days prior to any Sale. The Seller shall keep the Buyer fully informed of the Seller's efforts to obtain the buy-side policy required under this Section 7.01, and shall provide to the Buyer for its review and approval a form of such policy at least 30 days prior to such Sale. The Buyer shall, within 30 days following receipt by the Buyer of such policy, have the right in its sole discretion to either (i) accept such policy or (ii) obtain a form of replacement policy to be purchased by the Seller that is acceptable to the Buyer and that is customary for transactions such as, and the size of, the transaction contemplated by this Agreement, including the Seller's indemnity obligations under Article VII (it being understood that to the extent that a replacement policy acceptable to the Buyer, in the Buyer's sole discretion, cannot be obtained for $500,000 or less, the Buyer shall have the option of paying the incremental amount in excess of such $500,000 required in order for the Seller to obtain such acceptable policy). In the event the Buyer does not notify the Seller of its election of either of the alternatives set forth in (i) and (ii) above prior to such Sale, then the Seller, prior and as a condition to making such Sale, shall purchase the buy-side policy initially provided to the Buyer hereunder by the Seller.

         (c) Notwithstanding anything to the contrary contained in this Agreement, the Seller shall be relieved of its indemnification obligations under this Agreement (i) at such times that the representation and warranty insurance provided for in this Section 7.01 is in full force and effect, or (ii) if the Sale takes place after the sixth anniversary of the Closing Date, upon the consummation of the Sale.

SECTION 7.02    AGREEMENT TO INDEMNIFY.

         (a) Subject to the terms and conditions set forth in this Article VII and Section 4.09(b)(i), after the Closing Date, the Seller hereby covenants and agrees to indemnify and hold harmless the Buyer and its stockholders, directors, officers, employees, affiliates and representatives and their respective successors and assigns (collectively, "Indemnified Buyers") against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorneys' fees and disbursements and consultants' fees and expenses, and any and all actions, suits, proceedings, demands, assessments, Judgments, costs, costs of collection and legal and other expenses incident to any of the foregoing (collectively, "Losses") incurred by any of them resulting from or arising out of or in connection with: (i) any breach of any of the representations or warranties (other than those representations and warranties set forth in Section 3.16 of this Agreement) made by the Seller in this Agreement or any other Transaction Document; (ii) any breach of any of the representations or warranties made by the Seller in Section
3.16 of this Agreement; (iii) the failure of the Seller to perform in any material respect any of the agreements or covenants contained in this Agreement or any other Transaction Document; (iv) any liabilities in respect of Consolidated Debt, including but not limited to the Revolver Loan; (v) any broker's, finder's, financial advisor's or other similar fees and commissions payable in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any Seller Subsidiary or any of their respective Affiliates; (vi) (A) the offsite transportation, treatment, storage or disposal of any Hazardous Material generated by the Seller or any Seller Subsidiary on or prior to Closing, or (B) any liabilities arising under any Environmental Laws relating to or resulting from conditions existing or activities or omissions occurring on or prior to Closing; (vii) the Remaining Claims; (viii) the Seller's failure to timely file with the IRS true and correct annual reports (IRS Form 5500) with respect to any Benefit Plan, and its failure to administer the applicable Benefit Plans in accordance with the provisions of COBRA; (ix) any liabilities in respect of Securities Reports; (x) any Losses with respect to any claims made by or concerning Antonio Care relating to the Raleigh Athletic Equipment Corp. Pension Plan, including, without limitation, as a result of: (A) the failure to administer such plan in material compliance with all applicable laws, (B) any liabilities in excess of those reported on the most recent actuarial and financial statements of such plan, and (C) any liabilities to fund or pay benefits that have accrued as of the Closing Date in excess of those that would be payable under the terms of the 1989 restated plan; and (xi) any other matter as to which the Seller, pursuant to any other provision of this Agreement, has agreed to indemnify the Buyer.

         (b) Subject to the terms and conditions set forth in this Article VII, after the Closing Date, the Buyer hereby agree to indemnify and hold harmless the Seller, and its stockholders, directors, officers, employees, affiliates and representatives and their respective successors and assigns against any and all Losses incurred by any of them resulting from or arising out of the Surviving Claims, except with respect to a Loss for which the Buyer is entitled to indemnification hereunder, subject to the limitations contained in Section 7.03, if any, which result from, arise out of or relate to a breach of a representation, warranty or covenant of the Seller under this Agreement or any of the Transaction Documents.

SECTION 7.03    LIMITATIONS ON INDEMNIFICATION.

         (a) The Seller shall not be obligated to make any payment for indemnification under Section 7.02(a)(i), (iii) and (vi) hereof in excess of $10,000,000 (the "Cap"); PROVIDED, however, that with respect to Section 7.02(a)(iii), only those Losses arising out of or in connection with the failure of the Seller to perform in any material respect any of the agreements or covenants contained in this Agreement or any other Transaction Document to be performed by the Seller following (rather than on or prior to) the Closing (and not subject to indemnification under Section 7.02(a)(ii), (iv), (v), (vii),
(viii), (ix), (x) and (xi)) shall count against the Cap. The Seller shall not be obligated to pay any amounts for indemnification under Section 7.02(a)(i) until the Seller's aggregate indemnification obligations under Section 7.02(a)(i) and any Losses resulting from breaches waived or released pursuant to Section 4.09(b)(i) equal or exceed $500,000 (the "Basket"); PROVIDED that, in such event the indemnifying party shall only be obligated to pay indemnification to the extent that its aggregate indemnification obligations exceed the Basket. The Seller shall not be obligated to make any payment for indemnification under
Section 7.02(a)(vi) for which a claim was not made prior to the third anniversary of the Closing Date. Notwithstanding anything herein to the contrary, the Seller shall not be obligated to pay any amounts for indemnification under Section 7.02(a)(i) for any Losses incurred by an Indemnified Buyer which arise solely from liabilities for accounts receivable and Inventory for which reserves are reflected on the Final Closing Balance Sheet, until, and solely to the extent that, the amount of such Losses exceed the amount of such reserves.

         (b) The indemnification provisions of this Article VII shall constitute the sole and exclusive Post Closing remedy of the parties hereto for any inaccuracy, untruth, incompleteness or other breach of any representation or warranty contained in or made pursuant to this Agreement or pursuant to any agreement contemplated hereby, or for any breach of or failure to perform any covenant or agreement made in this Agreement or any agreement contemplated hereby or otherwise arising out of the transactions contemplated hereby, and the parties hereto each waive any other remedy which they or any other person entitled to indemnification hereunder may have at law or in equity with respect thereto.

         (c) The amount of Losses suffered by an indemnified party shall be reduced by the amount equal to any insurance recovery received by such indemnified party with respect to such Loss and shall be determined on an After Tax Basis. "After Tax Basis" means the amount of the Loss shall be determined with due regard to the net of all Tax effects resulting from the receipt by the indemnified party of any payment against such Loss, as reasonably calculated by the indemnified party and as reflected on such indemnified party's Tax Returns in its sole discretion.

SECTION 7.04    INDEMNIFICATION PROCEDURE.

         (a) An indemnified party shall provide written notice to each indemnifying party of any claim of such indemnified party for indemnification under this Agreement promptly after the date on which such indemnified party has actual knowledge of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying parties shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying parties shall not constitute a waiver of such claim except to the extent such indemnified party is materially prejudiced by such failure (to the extent determined by a court of competent jurisdiction).

         (b) In the event any indemnified party seeks indemnification hereunder based upon a claim asserted by a third party, the indemnifying parties shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so no later than 20 days following notice thereof by an indemnified party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that, if the indemnified party shall have reasonably concluded that separate counsel is required because, in the opinion of counsel to the indemnified party, a conflict of interest would exist under applicable federal, state, or local ethical Laws governing the conduct of attorneys (other than solely by reason of the fact that the indemnified party is a party seeking indemnification pursuant to this Agreement), the indemnified party shall have the right to select a separate counsel (but not more than one law firm together with local counsel, if necessary) to participate in the defense of such action on its behalf, at the sole expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, all of the reasonable attorney's fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, no claim may be settled by the indemnifying party without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

         (c) The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to undue risk of loss.

SECTION 7.05    FUTURE OPERATION OF THE BUSINESS.

Notwithstanding anything to the contrary in this Agreement, the Seller shall not be liable for any act, omission, circumstance or condition relating to the operation or ownership of the Business or the Real Estate on which the Business operates, that first occurs after the Closing Date or resulting from the Buyer's failure, or the failure of any of its properties, to comply with applicable Law, including, without limitation, Environmental Laws, after the Closing even if the Assets are owned or operated after the Closing in the manner owned or operated prior to Closing.

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

                                 ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01    TERMINATION.

This Agreement may be terminated at any time (except where otherwise indicated) prior to the Closing Date:

         (a) By mutual written consent of the Buyer and Seller;

         (b) By either of the Seller or the Buyer:

                  (i) if the transactions described herein have not been consummated by June 30, 2001, or such other date, if any, as the Buyer and the Seller shall agree upon; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Stock Purchase or the related transactions described herein to be consummated on or prior to such date; or

         (c) if any order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby, or if any suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby.

         (d) By the Seller:

                  (i) if the Buyer shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Sections 6.01 or 6.02, which breach cannot be or has not been cured within 15 days after the giving of written notice by the Seller to the Buyer.

                  (ii) if the fairness opinion referred to in Section 6.03(h) is withdrawn by Lehman Brothers Inc, provided that such termination shall only be effective (i) upon prior written notice to the Buyer and (ii) upon the payment by the Seller to the Buyer, by wire transfer on the date of termination, of a termination fee of $3,500,000. Notwithstanding the foregoing, a termination by the Seller shall also be effective upon the Seller's payment to the Buyer, by wire transfer on the date of termination, of a termination fee in the lesser amount of $1,500,000 if the fairness opinion is withdrawn by Lehman Brothers Inc. upon prior written notice to the Buyer and all but not less than all of the following conditions have been satisfied: (A) the fairness opinion has been withdrawn solely because Lehman Brothers Inc. has in good faith determined the Purchase Price is not fair to the stockholders of the Seller, (B) on or prior to the date of termination, the Seller has not received any Superior Offer for the sale of the Seller Subsidiaries or the Business, (C) on or prior to the date of termination, the Seller has not received any Offer for the sale of the Seller,
(D) applicable federal and state law shall change to require that the fairness opinion be in effect as of the Closing in order to consummate the transactions contemplated hereby, and (E) the Board of Directors of the Seller determines that the Board has a fiduciary duty to not consummate the transactions contemplated hereby as a result of the withdrawal of the fairness opinion, and the Seller shall have received an opinion of legal counsel to such effect.

         (e) By the Buyer:

                  (i) if the Seller shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Sections 6.01 or 6.03 hereto, which breach cannot be or has not been cured within 15 days after the giving of written notice by Buyer to the Seller.

SECTION 8.02    AMENDMENT.

Subject to applicable Law, this Agreement may be amended by the Parties at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by both Parties.

SECTION 8.03    EXTENSION; WAIVER.

At any time prior to the Closing Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any Contracts, documents, certificates or other instruments delivered pursuant hereto, and (c) waive compliance with any of the Agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party to be bound thereby. The failure of either Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE IX.

                               GENERAL PROVISIONS

SECTION 9.01    NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses or sent by electronic transmission to the following facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice):

         (a) If to the Buyer:

                              Riddell Acquisition Sub, Inc.
                              c/o Lincolnshire Management, Inc.
                              780 Third Avenue
                              New York, NY  10017
                              Facsimile: (212) 755-5457
                              Attention: Allan D. L. Weinstein, Vice President

         With a copy (which shall not constitute notice) to:

                              Proskauer Rose LLP
                              1585 Broadway
                              New York, NY  10036
                              Facsimile:  (212) 969-2900
                              Attention:  Arnold J. Levine, Esq.

         (b) If to the Seller:

                              Riddell Sports Inc.
                              1450 Broadway, Suite 2001
                              New York, NY  10018
                              Facsimile:       (212) 921-8102
                              Attention: David Mauer, President and
                                         Chief Executive Officer

         With a copy (which shall not constitute notice) to:

                              Varsity Spirit Corporation
                              2525 Horizon Lake Drive
                              Memphis, TN 38133
                              Facsimile:  (901) 387-4356
                              Attention:  Jeff Webb, President and
                                          Chief Executive Officer

                              and:

                              Swidler Berlin Shereff Friedman, LLP
                              The Chrysler Building
                              405 Lexington Avenue
                              New York, NY 10174
                              Facsimile: (212) 891-9598
                              Attention: Charles I. Weissman, Esq.

SECTION 9.02      HEADINGS.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.03      SEVERABILITY.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions described herein is not affected in any manner materially adverse to either Party.

Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions described herein are fulfilled to the extent possible.

SECTION 9.04      ENTIRE AGREEMENT.

This Agreement, together with the Confidentiality Agreement, constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

SECTION 9.05      ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party (whether by operation of Law or otherwise) without the prior written consent of the other Party; PROVIDED, HOWEVER, that the Buyer shall have the right to assign this Agreement without the prior written consent of the Seller to a direct or indirect Subsidiary of the Buyer, but no such assignment shall relieve the Buyer of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

SECTION 9.06      PARTIES IN INTEREST.

This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.07      MUTUAL DRAFTING.

Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. Consequently, this Agreement shall be interpreted without reference to any rule or precept of law that states that any ambiguity in a document be construed against the drafter.

SECTION 9.08      GOVERNING LAW; JURISDICTION.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law. Each Party hereto hereby (a) irrevocably and unconditionally submits in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the state and federal courts in the State of New York, and appellate courts thereof, and (b) consents that any action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

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

SECTION 9.09      ARBITRATION

Any dispute arising out of or relating to the Satisfaction Certificate referred to in Section 5.03(e), to the extent not resolved by the Parties in accordance with such Section, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York.

SECTION 9.10      ENFORCEMENT.

The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 9.11      COUNTERPARTS.

This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.12      SINGULAR AND PLURAL.

Any reference in this Agreement to the singular includes a reference to the plural and vice versa.

                                   ARTICLE X.

                                   DEFINITIONS

For purposes of this Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

         "Acquisition Agreement" means any acquisition, merger or similar agreement entered into at any time prior to the date hereof by the Seller or the Seller Subsidiaries and relating to the Business.

         "Acquisition Proposal" means any proposal or offer to acquire, directly or indirectly, any significant part of the Business or any capital stock of any Seller Subsidiary, whether by sale of assets, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transactions involving the Seller or any Seller Subsidiary.

         "Additional Assets" is defined in the Preamble to this Agreement.

         "Affiliate" means: (a) with respect to an individual, any member of such individual's family residing in the same household; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c)


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

with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

         "After Tax Basis" is defined in Section 7.03(c).

          "Agreement" is defined in the Preamble to this Agreement and shall include the Exhibits and Seller Disclosure Letter to this Agreement.

         "Allocation Schedule" is defined in Section 1.02(b) of this Agreement.

         "Apparel Supply Agreement" means the Apparel Supply Agreement among the Buyer, All American Sports Corporation and Varsity Spirit Corporation, in the form of Exhibit F attached hereto.

         "Applicable Tax Rate" means 34% with respect to the income generated by Equilink Licensing Corporation and RHC Licensing Corporation and 38% with respect to the income generated by the other Seller Subsidiaries.

          "Assets" means the assets of the Seller Subsidiaries of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, any real and personal property, and the Additional Assets.

         "Audited   Balance  Sheet"  is  defined  in  Section  3.07(b)  of  this
Agreement.

         "Audited Balance Sheet Date" means December 31, 2000.

         "Audited Financial Statements" is defined in Section 3.07(b) of this Agreement "Audited Statement of Cash Flows" is defined in Section 3.07(b) of this Agreement.

         "Audited Statement of Operations" is defined in Section 3.07(b) of this Agreement.

         "Basis" is defined in Section 1.02(b) of this Agreement.

         "Benefit Plan" is defined in Section 3.15 of this Agreement.

         "Business" is defined in the Preamble of this Agreement.

         "Business Day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the City of New York are authorized or obligated to be closed.

         "Buyer" is defined in the Preamble to this Agreement.

         "Buyer Material Adverse Effect" means, with respect to the Buyer, any event, change or effect that, individually or when taken together with any related events, would be materially adverse to the business or operations of the Buyer and its Subsidiaries, taken as a whole.

         "Buyer's Accountant" means PricewaterhouseCoopers.

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

         "Buyer's   Certification"   is  defined  in  Section  1.03(b)  of  this
Agreement.

         "Cap" is defined in Section 7.03(a) of this Agreement.

         "Change in Control" means the sale, transfer or other disposition, in one or a series of related transactions, whether by merger, consolidation, combination or otherwise, of more than 50% of the capital stock or assets of the Seller or any Seller Subsidiary;

         "Closing" means the  consummation of the  transactions  contemplated by
Article I. Closing shall occur upon satisfaction (or waiver) of all conditions precedent set forth in Article VI).

         "Closing Consents" means any consents required (i) for the Seller, in accordance with Schedule 5.05, to deliver to the Buyer the legal, valid and binding endorsement of the insurance policies set forth in Section 3.17 of the Seller Disclosure Letter, removing as beneficiaries under such policies the Seller and the Remaining Subsidiaries, (ii) for the Seller to transfer and assign its insured interest in the Insurance Policy to Buyer, (iii) under the NFL Contract and related license agreements with the National Football League and/or any member team thereof and/or National Football League Properties, Inc. in connection with the Stock Purchase or the change of control of Riddell, Inc., and (iv) under each of the other agreements set forth in Section 3.06 of the Seller Disclosure Letter, other than the agreements listed under the caption entitled "Automotive".

         "Closing   Balance  Sheet"  is  defined  in  Section  1.03(b)  of  this
Agreement.

         "Closing Date" means the date of the Closing.

         "Closing Funded Debt" is defined in Section 1.03(a) of this Agreement.

         "Closing  P/L  Statement"  is  defined  in  Section   1.03(b)  of  this
Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended, and all regulations promulgated pursuant thereto or in connection therewith.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated September 5, 2000 among the Parties.

         "Consolidated Debt" means, as of the Closing Date, the aggregate amount of all indebtedness (including seasonal debt), including all principal, interest, prepayment premiums, fees, expenses and other required payments with respect to such indebtedness, for borrowed money for which the Seller Subsidiaries or the Business is liable or for which the Seller Subsidiaries or the Business is indirectly liable as a guarantor, as an account debtor in respect of letters of credit or by virtue of having pledged Assets as collateral therefor or otherwise, including without limitation, the Funded Debt and the Revolver Loan giving rise to the Funded Debt.

         "Contract" means any agreement or arrangement (whether written or oral) between or among two or more Persons with respect to their relative rights and/or obligations or with respect


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

to a thing done or to be done, including, without limitation, agreements denominated as contracts, leases, promissory notes, covenants, easements, rights of way, commitments, arrangements and understandings.

         "Control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term "Controlled" has the meaning correlative to the foregoing.

         "Copyrights" is defined in Section 3.29(b) of this Agreement.

         "Dated Invoices" is defined in Section 3.24 of this Agreement.

         "Delaware Law" means the Delaware General Corporation Law.

         "Disbursement" is defined in Section 5.20(a) of this Agreement.

         "D&O  Indemnified   Party"  is  defined  in  Section  5.16(a)  of  this
Agreement.

         "D&O Claim" is defined in Section 5.16(a) of this Agreement.

         "Domain Names" is defined in Section 3.29 of this Agreement.

         "Employees"   means  the   employees  of  the  Seller  and  the  Seller
Subsidiaries who are employed in the operation of the Business.

         "Environmental Laws" means any federal, state, foreign or local Law, including the common law, relating to public health or safety, or pollution, damage to or protection of the environment including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface), natural resources, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of any Hazardous Material.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated pursuant thereto or in connection therewith.

         "ERISA Affiliate" is defined in Section 3.15(h) of this Agreement.

         "Escrow Agent" means Proskauer Rose LLP.

         "Escrow Agreement" means the Escrow Agreement to be executed on the Closing Date among the Buyer, the Seller and the Escrow Agent, in the form of Exhibit G attached hereto.

         "Escrow Account" is defined in Section 1.03(f) of this Agreement.

         "Escrow Amount" is defined in Section 1.03(f) of this Agreement.

         "Escrow Deposit" is defined in Section 1.03(f) of this Agreement.


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

         "Estimated Closing Balance Sheet" is defined in Section 1.03(a) of this Agreement.

         "Estimated Funded Debt Calculation" is defined in Section 1.03(a) of this Agreement.

         "Estimated P/L Statement" is defined in Section 1.03(a) of this Agreement.

         "Excess Coverage" means two layers of excess coverage of $20,000,000 under the Insurance Policy covering claims arising from events occurring (i) between January 1, 1985 and January 31, 1998 and (ii) between January 31, 1998 and January 31, 2005, respectively.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Excluded Assets" mean (i) the assets relating to the Seller's New York office, (ii) the assets of the Varsity.com Internet Division and Riddell.com Internet Division of the Seller, (iii) liabilities for insurance financing for entities other than the Seller Subsidiaries, (iv) deferred financing costs, and
(v) the assets that are not related to the Business for which amounts are shown on Exhibit H.

         "Final Buyer's Certification" is defined in Section 1.03(d) of this Agreement.

         "Final Closing Balance Sheet" is defined in Section 1.03(d) of this Agreement.

         "Final Closing P/L Statement" is defined in Section 1.03(d) of this Agreement.

         "Financing Sources" means the lender, lenders and/or other providers of debt and/or equity financing to the Buyer in connection with the Stock Purchase.

         "Finite Risk Coverage" means the finite risk structured excess layer of $2,250,000 in excess of a totally self-insured retention of $750,000 under the Insurance Policy.

         "Funded Debt" means the outstanding balance on the Seller's Revolver Loan, plus the outstanding balance of the Intercompany Debt in excess of $32,731,000, less the amount of Excluded Assets, less the amount of cash used for Profit Adjustment items on a cumulative basis from October 31, 2000, plus interest computed at the rate 8% per annum from October 31, 2000 but excluding interest on the Target Amount for the period after December 31, 2000, as more fully set forth on Exhibit H.

         "Funded Debt Excess" is defined in Section 1.03(f) of this Agreement.

         "GAAP" means United States generally accepted accounting principles consistently applied in accordance with past practices.

         "Governmental Entities" (including the term "Governmental") means any governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

         "Hazardous Material" means any substance, chemical, waste, material or pollutant that is defined in or regulated under any Environmental Law, including, without limitation: (i) any

"hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601(14); (ii) any "pollutant or contaminant" as defined in 42 U.S.C. ss.9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (iv) any petroleum or petroleum-derived products, including crude oil and any fraction thereof; (v) natural synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any asbestos, polychlorinated biphenyl ("PCB"), urea formaldehyde, lead-based plant, radon, radium, or isomer of dioxin, or any material or thing containing or composed of such substance or substances.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Income Taxes" mean any Taxes that are measured by gross or net income, or a portion thereof (including, without limitation, excess profits Taxes, minimum Taxes, Taxes on or measured by items of Tax preference, alternative minimum Taxes, withholding Taxes, capital gain Taxes, accumulated earnings Taxes, personal holding company Taxes and Taxes such as superfund Taxes with respect to environmental projects, including any Taxes imposed by Section 59A of the Code), gross or net receipts, or are in the nature of capital stock Taxes, capital adequacy or reserves, net worth Taxes, franchise, occupation or conduct of business Taxes, license Taxes, and other similar Taxes (other than Taxes in the nature of sales, use, ad valorem property or rental Taxes).

         "Indemnified Buyers" is defined in Section 7.02(a) of this Agreement.

         "Indenture" means the Indenture filed on Form S-4 with the SEC on August 7, 1997 relating to the 10-1/2% Senior Notes due 2007 of the Seller.

         "Independent Auditor" means KPMG Peat Marwick.

         "Insurance Policy" means the product liability insurance policy between the Seller and Illinois National Insurance Company, a wholly owned subsidiary of American International Group, Inc.

         "Intellectual Property" means (i) registered and unregistered trademarks, service marks, brand names, trade dress, certification marks, and logos, and the goodwill of the business associated therewith; (ii) registrations or reservations of domain names with any one or more domain name registries;
(iii) registered and unregistered copyright; (iv) know-how, inventions, processes, formulae, discoveries and ideas, whether patentable or not in any jurisdiction; (v) patent rights, including registered patents, patents pending and all divisions, re-issues, re-examinations and extensions thereof; (vi) trade secrets and confidential information; and (vii) computer programs (including all source codes); and (viii) any and all other intellectual property and proprietary rights.

         "Intercompany Debt" means (i) funds borrowed on the revolving line of credit with Bank of America used directly by, or for use by, the Seller and the Remaining Subsidiaries, (ii) repayments of the revolver debt by the Seller or the Remaining Subsidiaries, (iii) funds expended, or received, by Riddell, Inc. on behalf of the Seller or the Remaining Subsidiaries which caused Riddell, Inc. to borrow, or repay, amounts from, or to, the revolver debt, and (iv)


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

any other amounts due to the Seller or any of the Remaining Subsidiaries from the Seller Subsidiaries or from the Seller or any of the Remaining Subsidiaries to the Seller Subsidiaries.

         "Inventories" means all inventory, merchandise, finished goods, raw materials, work-in-process, packaging, supplies and similar personal property owned by any Seller Subsidiary and held or stored by or for any Seller Subsidiary or in transit in connection therewith, for use in the operation of the Business as of a particular date, whether or not recorded on the books or financial records of the Seller Subsidiaries, and any prepaid deposits for any of the same at such date.

         "Know-How" means know-how, inventions, processes, formulae, discoveries and trade secrets owned and/or used in the operation of the Business by the Seller and the Seller Subsidiaries.

         "Knowledge" will be deemed to be present with respect to a Party when the matter in question is known, or upon reasonable investigation, should have been known, to the officer, director or employee primarily responsible for the matter in question, except as set forth in Section 4.09.

         "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof (including, without limitation, Laws relating to the protection of classified information; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

         "Leased Real Property" is defined in Section 3.25 of this Agreement.

         "Lease/Sublease   Agreement"   is  defined  in  Section  3.25  of  this
Agreement.

         "License"  means  any  franchise,   authorization,   license,   permit,
easement,  variance,  exemption,  certificate  or approval  of any  Governmental
Entity.

         "Licensed IP" is defined in Section 3.29(a) of this Agreement.

         "Licensed IP Agreements" is defined in Section 3.29 of this Agreement.

         "Lien" means any mortgage, lien, pledge, security interest, deed of trust, encroachment, reservation, order, decree, judgment, charge or claim of any kind.

         "Losses" is defined in Section 7.02(a) of this Agreement.

         "MacMarks" is defined in Section 3.29(g) of this Agreement.

         "Managerial Employee" means the following: (i) an officer of the Seller or the Seller Subsidiaries employed in the operation of the Business, (ii)
William   Sherman  and  Lawrence


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

Simon, or (iii) an Employee whose annual compensation exceeds $100,000, but shall specifically not include David Groelinger, David Mauer and Leonard Toboroff.

         "Marks" is defined in Section 3.29(c) of this Agreement.

         "NFL Contract" means the NFL Promotional Rights Agreement dated June 1, 1990 between Riddell, Inc. and National Football League Properties, Inc., as amended and supplemented to date.

         "Non-Competition   Agreement"  is  defined  in  Section  5.06  of  this
Agreement.

         "Non-dated Invoices" is defined in Section 3.24 of this Agreement.

         "Non-Segregated Accounting Period Pre-Tax Income" is defined in Section 5.03(e) of this Agreement.

         "Non-Segregated Accounting Period Statement" is defined in Section 5.03(e) of this Agreement.

         "Non-Segregated Accounting Period Tax" is defined in Section 5.03(e) of this Agreement.

          "Offer" shall mean any written proposal to acquire, directly or indirectly, whether by merger, consolidation, combination or otherwise, more than a majority of the shares then outstanding, or all or substantially all of the assets, of the Seller, the Seller Subsidiaries and the Business, as the case may be.

         "Ordinary Course of Business" means ordinary course of business of the Seller and the Seller Subsidiaries with respect to the Business consistent with past practices.

         "Owned Real Property" is defined in Section 3.25 of this Agreement.

         "Party" and "Parties" are defined in the Preamble to this Agreement.

         "Patents" is defined in Section 3.29(b) of this Agreement.

         "Permitted Liens" means (i) easements, restrictions, covenants or rights of way currently of record against any of the Real Property which do not interfere with, or increase the cost of operation of, the Business in any material respect, (ii) minor irregularities of title which do not interfere with, or increase the cost of operation of, the Business in any material respect, (iii) Liens for Taxes not yet due and payable, or for Taxes being contested in good faith, (iv) warehouse and materialmen's liens and (v) other Liens similar to clauses (i) through (iv); PROVIDED, HOWEVER, that any or all of the foregoing do not materially affect the utility or value of the Assets or other matters to which they relate.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

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

         "Pre Closing Period" means all taxable periods of a Seller Subsidiary on or prior to the Closing Date, including the taxable period ending as of the close of business on the Closing Date.

         "Pre-Tax Income" is defined in Section 5.03(e)(i) of this Agreement.

         "Profit Adjustments" mean adjustments to: (i) exclude profits and losses of the Varsity.com Internet Division and Riddell.com Internet Division;
(ii) exclude the reversal of the Seller's 1998 restructuring accrual; (iii) exclude interest expenses; (iv) exclude management fees and general expense allocations from the Seller or the Remaining Subsidiaries; (v) include the expenses for Lawrence Simon's salary and fringe benefits, as more fully set forth on Exhibit H; and (vi) exclude other expenses recorded on the books and records of the Seller Subsidiaries that were incurred on behalf of the Seller and the Remaining Subsidiaries.

         "Property" is defined in Section 3.13 of this Agreement.

         "Purchase Price" is defined in Section 1.02 of this Agreement.

         "Real Property" and "Real Property Leases" are defined in Section 3.23 of this Agreement.

         "Receivables" means any and all accounts receivable, notes and other amounts receivable by any Seller Subsidiary or the Business from third parties (including, without limitation, customers) arising from the conduct of the Business before the Closing Date.

         "Red Fox" is defined in Section 5.15(a) of this Agreement.

         "Remaining Business" means all business of the Seller and the Remaining Subsidiaries, including, without limitation, the business of the design and distribution of cheerleading and dance team uniforms and the operation of cheerleading and dance team camps and competitions.

         "Remaining Claims" shall mean any and all damage, loss, claim, expense, deficiency or cost arising from any and all incidences related to the Remaining Business, including without limitation, any pending or threatened or inchoate claims, actions, suits or proceedings by any employee, Governmental Entity or third party arising against the Buyer or the Seller Subsidiaries with respect to the Remaining Business.

         "Remaining Subsidiaries" means all subsidiaries of the Seller other than the Seller Subsidiaries, including, without limitation, Varsity Spirit Corporation, Varsity USA Inc., Varsity Spirit Fashions & Supplies, Inc., International Logos, Inc., Varsity/Intropa Tours, Inc. and Varsity.com Corporation.

         "Revolver Loan" means the loan made pursuant to that certain Amended and Restated Loan, Guarantee and Security Agreement dated as of April 20, 1999, as amended, among the Seller, the Bank of America National Trust and Savings Association and the other parties listed therein.

         "Riddell Competitive Business" is defined in Section 5.15(a) of this Agreement.

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

         "Riddell.com Internet Division" means the riddell.com web site and all hardware, software, documentation, Intellectual Property and agreements related to the operation of such web site including, without limitation, Internet servers and lease and service agreements thereof, all source codes, objects codes, computer programs, CD-Roms, protocols, schemes, drawings, e-mail and Internet access software, manuals, Internet service provider agreements, Intellectual property license agreements, agreements related to advertising, agreements related to the posting of links of other Internet users, and all other business agreements related to such web site.

         "Riddell Products" is defined in Section 5.15(a) of this Agreement.

         "Sale" is defined in Section 7.01(a) of this Agreement.

         "Satisfaction Certificate" is defined in Section 5.03(e)(ii) of this Agreement.

         "SEC" means the Securities and Exchange Commission.

         "Section 338 Forms" is defined in Section 5.03 of the Agreement.

         "Section 338(h)(10) Elections" is defined in Section 5.03 of the Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securities Reports" is defined in Section 5.03(c) of this Agreement.

         "Segregated Accounting Period Pre-Tax Income" is defined in Section 5.03(e) of this Agreement.

         "Segregated Accounting Period Statement" is defined in Section 5.03(e) of this Agreement.

         "Segregated Accounting Period Tax" is defined in Section 5.03(e) of this Agreement.

         "Seller" is defined in the Preamble to this Agreement.

         "Seller  Contracts"  means  the  following   Contracts  of  the  Seller
Subsidiaries or otherwise relating to the Business:

                  (i) (a) each Contract made in the Ordinary Course of Business with any supplier for the purchase of Inventory for the retail division of Riddell, Inc. under the terms of which the Seller Subsidiaries (A) have paid or otherwise given consideration or are reasonably likely to pay or otherwise give consideration of more than $75,000 in the aggregate during the 12 months ended December 31, 2001, (B) are reasonably likely to pay or otherwise give consideration of more than $75,000 in the aggregate over the remaining term of such Contract or
         (C) cannot cancel such Contract without penalty or further payment and without more than 30 days notice; (b) each Contract made in the Ordinary Course of Business with any supplier for the purchase of Inventory, spare parts, other materials or personal property with any supplier, for the furnishing of services to the Seller Subsidiaries or otherwise related to the Business (and not required to be set forth in (a) above), under the terms of which the Seller Subsidiaries (A) have paid or otherwise given consideration or are reasonably likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the 12 months ended December 31, 2001, (B) are reasonably likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such Contract or (C) cannot cancel such Contract without penalty or further payment and without more than 30 days notice; (c) each Contract which would be listed in (a) above but is entered into other than in the Ordinary Course of Business; and (d) each Contract which would be listed in (b) above but is entered into other than in the Ordinary Course of Business.

                  (ii) (a) each Contract made in the Ordinary Course of Business for the sale of Inventory by the retail division of Riddell, Inc. which
         (A) has involved consideration or is reasonably likely to involve consideration of more than $75,000 in the aggregate during the 12 months ended December 31, 2001, (B) is reasonably likely to involve consideration of more than $75,000 in the aggregate over the remaining term of such Contract or (C) cannot be canceled by the Seller Subsidiaries without penalty or further payment and without more than 30 days notice; (b) each Contract made in the Ordinary Course of Business for the sale of Inventory or other personal property or for the furnishing of services by the Seller Subsidiaries or the Business (and not required to be set forth in (a) above) which (A) has involved or is reasonably likely to involve consideration of more than $75,000 in the aggregate during the 12 months ended December 31, 2001, (B) is reasonably likely to involve consideration of more than $75,000 in the aggregate over the remaining term of such Contract or (C) cannot be canceled by the Seller Subsidiaries without penalty or further payment and without more than 30 days notice; (c) each Contract which would be listed in (a) above but is entered into other than in the Ordinary Course of Business, and (d) each Contract which would be listed in (b) above but is entered into other than in the Ordinary Course of Business.

                  (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising Contracts, in each case which provides for average annual payments in excess of $25,000;

                  (iv) all management Contracts and Contracts with independent contractors or consultants (or similar arrangements) which may give rise to obligations or liabilities exceeding $25,000;

                  (v) all Contracts with any Governmental Entity, other than Contracts for the supply of football and baseball helmets, shoulder pads, practice wear, uniforms and other protective equipment in the Ordinary Course of Business;

                  (vi) any Contract for the employment of any individual by or for the Seller Subsidiaries or the Business on a full-time, consulting or other basis which provides for aggregate payment in excess of $50,000;

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

                  (vii) all Contracts that limit or purport to limit the ability of any Seller Subsidiary, the Business or any Employee to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (viii) all Contracts between or among a Seller Subsidiary and an Affiliate of such Seller Subsidiary, including the Seller (for purposes of this definition, a shareholder of the Seller who owns less than 5% of the capital stock of the Seller and who is not otherwise an Affiliate shall not be deemed an Affiliate);

                  (ix) all Contracts providing for benefits under any Benefit Plan;

                  (x) all Contracts relating to indebtedness of the Seller Subsidiaries which provide for payments exceeding $50,000 in the aggregate or which provide for acceleration in the due date of any payments upon a Change in Control;

                  (xi) any Contract with an Employee which involves a payment or other obligation upon a Change in Control;

                  (xii) all leases and subleases for Tangible Personal Property and any and all material ancillary documents pertaining thereto which may give rise to obligations or liabilities exceeding $50,000;

                  (xiii) the NFL Contract and all licenses to permit the Seller Subsidiaries to supply merchandise or display trademarks which may give rise to obligations or liabilities exceeding $50,000;

                  (xiv) [intentionally omitted];

                  (xv) any joint venture, partnership or development agreement;

                  (xvi) any stock redemption, purchase agreements or other agreements affecting or relating to the capital stock of any of the Seller Subsidiaries;

                  (xvii) any Acquisition Agreement; and

                  (xviii) all other Contracts, whether or not made in the Ordinary Course of Business, which are material to either the Seller Subsidiaries or the conduct of the Business or its Assets or the absence of which would be reasonably expected to have a Seller Material Adverse Effect, including any Contract that may result in the payment or receipt of more than $100,000.

         "Seller Disclosure Letter" is defined in the preamble of Article III of this Agreement.

         "Seller IP" is defined in Section 3.29(a) of this Agreement.

         "Seller Material Adverse Effect" means any events, changes or effects that, individually or when taken together with any related events, result in a payment by the Seller, the Seller Subsidiaries or the Business, individually or in the aggregate, in excess of the applicable


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thresholds  set forth in the next four  sentences  or otherwise  are  materially adverse to the business, Assets, operations, condition (financial or otherwise), results of operations or prospects of the Business or the business operations of the Seller Subsidiaries, taken as a whole, including, without limitation, a breach of the Apparel Supply Agreement. For purposes of this Agreement, as it relates to representations and warranties made as of the date hereof, the dollar thresholds for a Seller Material Adverse Effect on the date hereof shall be $100,000 individually or $250,000 in the aggregate. For purposes of this Agreement as it relates to the conditions to closing set forth in Sections 6.02(a)(iii) and 6.02(e), the dollar threshold for a Seller Material Adverse Effect shall be $500,000 individually or in the aggregate. For purposes of this Agreement as it relates to the determination of the amount of indemnification obligations of the Seller which fill the Basket, the dollar thresholds for a Seller Material Adverse Effect shall be $50,000 individually. For purposes of
this   Agreement  as  it  relates  to  the   determination   of  the  amount  of
indemnification obligations of the Seller if the Basket is filled, the dollar threshold for a Seller Material Adverse Effect shall be $25,000 individually.

         "Seller's Accountant" means Grant Thornton.

         "Seller SEC Reports" is defined in Section 3.07(a) of this Agreement.

         "Seller Subsidiaries" is defined in the Preamble of this Agreement.

         "Seller  Subsidiary  Consolidated  Financial  Statements" is defined in
Section 3.07(b) of this Agreement.

         "Seller Tax Returns" means all Tax Returns required to be filed by the Seller or any Seller Subsidiary with respect to the Business.

         "Seller Stockholders" means the stockholders of the Seller.

         "Silver Oak Guaranty" means the guaranty of certain obligations of the Seller Subsidiaries in connection with the Note Purchase Agreement dated October 30, 1996 between the Seller and Silver Oak Capital, L.L.C.

         "Special Inventory" means sports collectible products for which the inventory turnover rate, being the ratio of cost of products sold in calendar year 2000 to the amount of such products on hand as of December 31, 2000, as reflected on the Audited Balance Sheet and Audited Statement of Operations, was less than a ratio of 0.75:1.

         "Straddle Period" means all taxable periods of a Seller Subsidiary that begin before the Closing Date and end after the Closing Date which are attributable to the portion of such period ending on, and which includes, the Closing Date.

         "Stock Purchase" is defined in the Preamble of this Agreement.

          "Subsidiary" means a corporation, partnership, joint venture or other entity of which any Person owns, directly or indirectly, at least fifty percent (50%) of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

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

         "Subsidiary Guaranty" has the meaning prescribed for such term in the Indenture.

         "Subsidiary Stock" is defined in Section 1.01 of this Agreement.

         "Superior Offer" shall mean an Offer on terms that the Board of Directors of the Seller determines in good faith to be more favorable to the Seller and its stockholders then the transaction contemplated herein based on written advice of the Seller's financial advisor that the value of the consideration provided for in such Offer is superior to the value of the consideration provided for under this Agreement for which financing, to the extent required, is then committed.

         "Surviving Claims" shall mean any and all damage, loss, claim, expense, deficiency or cost arising from any and all incidences related to the Business, including without limitation, any pending or threatened or inchoate claims, actions, suits or proceedings by any Employee, Governmental Entity or third party arising against the Seller Subsidiaries or the Seller, with respect to the Business.

         "Tangible Personal Property" means all equipment, machinery, tools, tooling, dies, molds, spare parts, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property used or necessary in the conduct of the Business or owned or leased by any Seller Subsidiary, whether or not carried as an asset on the books or other financial records of the Seller Subsidiaries.

         "Target Amount" is defined in Section 1.03(f) of this Agreement.

         "Target Period" is defined in Section 1.03(a) of this Agreement.

         "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, License fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

         "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service, and its successors, or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary Tax returns.

         "TM Registrations" is defined in Section 3.29 of this Agreement.

         "Transaction  Documents"  means  this  Agreement,   the  Schedules  and
Exhibits to this Agreement and any certificate delivered by or on behalf of the Buyer or the Seller pursuant to this Agreement.

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

         "Treasury Regulations" or "Regulations" shall mean the regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time.

         "Uniforms" is defined in the preamble to the Apparel Supply Agreement.

         "Unregistered Marks" is defined in Section 3.29 of this Agreement.

         "Varsity Competitive Business" is defined in Section 5.15(b) of this Agreement.

         "Varsity.com Internet Division" means the varsity.com web site and all hardware, software, documentation, Intellectual Property and agreements related to the operation of such web site including, without limitation, Internet servers and lease and service agreements thereof, all source codes, objects codes, computer programs, CD-Roms, protocols, schemes, drawings, e-mail and Internet access software, manuals, Internet service provider agreements, Intellectual property license agreements, agreements related to advertising, agreements related to the posting of links of other Internet users, and all other business agreements related to such web site.

         "Varsity Products" is defined in Section 5.15(b) of this Agreement.

         [Remainder of Page Intentionally Left Blank; Signature Page Follows]



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

         IN WITNESS WHEREOF, the Parties have executed and delivered, or have caused this Agreement to be duly executed and delivered, as of the date first set forth herein above.

                       RIDDELL ACQUISITION SUB, INC.

                       By:   /s/ W. ANDREW SHEA
                             -----------------------------------------
                             Name:     W. Andrew Shea
                             Title:    Vice President and Secretary


                       RIDDELL SPORTS INC.

                       By:   /s/ DAVID MAUER
                             ------------------------------------------
                             Name:     David Mauer
                             Title:    President and Chief Executive Officer

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